Filed Pursuant to Rule 424(b)(5)
Registration No. 333-239176

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	16,100,000	$17.75	$285,775,000.00	$31,178.05(2)

(1) Includes 2,100,000 shares that may be purchased by the underwriters pursuant to their option to purchase additional shares.

(2) The filing fee of $31,178.05 is calculated in accordance with Rules 457(o) and 457(r) of the Securities Act of 1933, as amended, or the Act.

Prospectus Supplement
to Prospectus dated June 15, 2020

14,000,000 Shares

Independence Realty Trust, Inc.

Common Stock

This is a public offering of shares of common stock of Independence Realty Trust, Inc. We have entered into a forward sale agreement with Bank of Montreal, an affiliate of one of the underwriters, which we refer to in this capacity as the “forward purchaser.” In connection with such forward sale agreement, the forward purchaser (or its affiliate) is borrowing from third parties and selling to the underwriters an aggregate of 14,000,000 shares of our common stock, par value $0.01 per share (“common stock”) (or an aggregate of 16,100,000 shares of our common stock if the underwriters’ option to purchase additional shares is exercised in full) that will be sold in this offering.

We will not initially receive any proceeds from the sale of shares by the forward purchaser or its affiliate. We expect to physically settle the forward sale agreement and receive proceeds, subject to certain adjustments, from the sale of shares of our common stock that we issue to the forward purchaser upon one or more such physical settlements no later than July 30, 2022. Although we expect to settle the forward sale agreement entirely by the physical delivery of shares of our common stock for cash proceeds, we may also elect to cash or net share settle all or a portion of our obligations under the forward sale agreement, in which case we may receive, or we may owe, cash or shares of our common stock from or to the forward purchaser. See “Underwriting—Forward Sale Agreement” in this prospectus supplement for a description of the forward sale agreement.

If the forward purchaser or its affiliate does not deliver and sell all of the shares of our common stock to be sold by the forward purchaser to the underwriters, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that the forward purchaser or its affiliate does not sell and the number of shares underlying the forward sale agreement will be decreased in respect of the number of shares that we issue and sell.

We intend to contribute any cash net proceeds that we receive upon the settlement of the forward sale agreement (and from the sale of any shares of our common stock that we may sell to the underwriters in lieu of the forward purchaser or its affiliate selling our common stock to the underwriters) to our operating partnership, Independence Realty Operating Partnership, LP, or IROP, in exchange for common units in IROP. Through IROP, we intend to use substantially all of such cash net proceeds to repay indebtedness, including, potentially, indebtedness that we will assume upon consummation of our pending mergers with Steadfast Apartment REIT, Inc., or STAR, and its operating partnership subsidiary, Steadfast Apartment REIT Operating Partnership, L.P., or STAR OP, and to use the balance of the net proceeds for general working capital, including to pay fees and expenses that we have incurred and will continue to incur in connection with the pending mergers, as described later in this prospectus supplement under “Use of Proceeds.”

The closing of this offering will occur prior to, and is not conditioned upon, the consummation of the pending mergers with STAR and STAR OP, and if the pending mergers are not consummated for any reason, we will have broad discretion to use the net proceeds of this offering for general business purposes, including other acquisitions and repayment of indebtedness.  We cannot give you any assurance that the pending mergers will be consummated on the terms described herein or at all. See “Summary – The Mergers and the Merger Agreement” elsewhere in this prospectus supplement.

Investing in our common stock involves risks that are described or referred to in the “Risk Factors” section beginning on page S-19 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

	Per Share	Total(1)
Public offering price	$17.75	$248,500,000.00
Underwriting discounts and commissions(2)	$0.71	$9,940,000.00
Proceeds, before expenses, to us(3)	$17.04	$238,560,000.00

(1)Assumes no exercise of the underwriters' option to purchase additional shares as described below.

(2)See “Underwriting” for a description of compensation payable to the Underwriters.

(3)We expect to receive net proceeds from the sale of the shares of our common stock, before estimated fees and expenses, of approximately $238.6 million, upon full physical settlement of the forward sale agreement in one or more settlements, which we expect will occur by July 30, 2022. For the purpose of calculating the estimated aggregate proceeds to us, we have assumed the forward sale agreement will be fully physically settled at the initial forward sale price of $17.04 per share, which is the public offering price less the underwriting discounts shown above. The forward sale price is subject to adjustment pursuant to the forward sale agreement, and the actual proceeds, if any, will be calculated pursuant to the forward sale agreement. Although we expect to settle the forward sale agreement entirely by the full physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement. See "Underwriting — Forward Sale Agreement" for a description of the forward sale agreement.

We have granted the underwriters a 30-day option from the date of this prospectus supplement, exercisable in whole or in part from time to time, to purchase up to an additional 2,100,000 shares of our common stock at the price per share set forth above. Upon any exercise of such option, we may elect that such additional shares of common stock be sold by the forward purchaser or its affiliate to the underwriters, in which case we will enter into an additional forward sale agreement with the forward purchaser in respect of the number of shares that are subject to the exercise of such option. Unless the context requires otherwise, the term “forward sale agreement” as used in this prospectus supplement includes any additional forward sale agreement that we enter into in connection with the exercise, by the underwriters, of their option to purchase additional shares of our common stock. In the event that we enter into an additional forward sale agreement and if the forward purchaser or its affiliate does not deliver and sell all of the shares of our common stock to be sold by it in connection with the exercise of such option, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares that the forward purchaser or its affiliate does not deliver and sell, and the number of shares underlying the forward sale agreement will not be increased in respect of the number of shares that we issue and sell.

The underwriters expect to deliver the shares to purchasers on or about July 30, 2021 through the book-entry facilities of The Depository Trust Company.

Joint Book-Running Managers

Barclays	BMO Capital Markets	Citigroup
KeyBanc Capital Markets	Baird	BofA Securities
Capital One Securities	Jefferies	Truist Securities

Co-Managers

Regions Securities LLC	Comerica Securities	Ramirez & Co., Inc.	Compass Point
Ladenburg Thalmann		Bancroft Capital

Prospectus Supplement dated July 27, 2021

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us.  Neither we nor any of the underwriters have authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not, and the underwriters are not, making an offer to sell or the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any such free writing prospectus is accurate as of any date other than the date of such documents or that the information incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of the document incorporated by reference.  Our business, financial condition, liquidity, results of operations and prospects may have changed since such dates.

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ABOUT THIS PROSPECTUS

This document is in two parts.  The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information in the accompanying prospectus and the documents incorporated by reference therein.  The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering.  You should read this entire document, including the prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, and any “free writing prospectus” we authorize to be delivered to you.

To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference herein or therein prior to the date of this prospectus supplement, the information in this prospectus supplement will supersede such information.  In addition, any statement in a filing we make with the SEC that adds to, updates or changes information contained in an earlier filing we made with the SEC or in this prospectus supplement or the accompanying prospectus shall be deemed to modify and supersede such information in the earlier filing.

This prospectus supplement and the accompanying prospectus contain, or incorporate by reference, forward-looking statements.  Such forward-looking statements should be considered together with the cautionary statements and important factors included or referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated therein by reference.  Please see “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement and the accompanying prospectus.

The distribution of this prospectus supplement, the accompanying prospectus and any authorized “free writing prospectus” and the offering of the shares of our common stock may be restricted by law.  If you possess this prospectus supplement, the accompanying prospectus or any authorized “free writing prospectus,” you should find out about and observe these restrictions.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public on the SEC internet site at http://www.sec.gov.  Unless specifically listed under “Incorporation of Certain Information by Reference” below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus supplement or the accompanying prospectus and you should not consider that information a part of this prospectus supplement or the accompanying prospectus.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered by this prospectus supplement and the accompanying prospectus.  This prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC.  For further information with respect to us and IROP and the securities offered hereby, reference is also made to such registration statement.  The information contained on or accessible through our website is not part of or incorporated by reference in this prospectus supplement or the accompanying prospectus, other than the documents that we file with the SEC that are incorporated by reference in this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means:

•	incorporated documents are considered part of this prospectus supplement and the accompanying prospectus;
•	we can disclose important information to you by referring you to those documents; and

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•

information that we file with the SEC after the date of this prospectus supplement will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus and incorporated filings.

We incorporate by reference the documents listed below that we filed with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act:

•	our Annual Report on Form 10-K for the year ended December 31, 2020;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021;
•

our Current Reports on Form 8-K filed with the SEC on January 5, 2021, May 17, 2021, May 18, 2021, July 26, 2021, which we refer to below as the “First July 26 Form 8-K”, and July 26, 2021, which we refer to below as the “Second July 26 Form 8-K”;

•

our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 29, 2021 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020); and

•	the description of our shares of common stock contained in our Registration Statement on Form 8-A dated August 5, 2013.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement. We will not, however, incorporate by reference in this prospectus supplement or the accompanying prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus supplement unless, and except to the extent, specified in such Current Reports. Investors should not rely on any documents that are not expressly incorporated by reference herein.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Independence Realty Trust, Inc.
Attention: James J. Sebra
1835 Market Street, Suite 2601,
Philadelphia, PA 19103
(267) 270-4800

The statements that we make in this prospectus supplement and the accompanying prospectus or in any document incorporated by reference in this prospectus supplement and the accompanying prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus supplement and the accompanying prospectus form a part, or as an exhibit to the documents incorporated by reference.  You can obtain copies of these documents from the SEC or from us, as described above.

DEFINITIONS

Unless otherwise indicated or the context requires otherwise, references in this prospectus supplement and the accompanying prospectus to the “company,” “IRT,” “we,” “us,” and “our” are to Independence Realty Trust, Inc., a Maryland corporation, and our consolidated subsidiaries, including Independence Realty Operating Partnership, LP, the Delaware limited partnership through which we own our assets and conduct our operations and which we refer to in this prospectus supplement as “IROP.”  Unless otherwise indicated or the context requires otherwise, all references in this prospectus supplement to:

•	“Code” are to the Internal Revenue Code of 1986, as amended;

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•	“combined company” are to IRT and its consolidated subsidiaries after consummation of the pending mergers;
•	“company merger” are to the merger of STAR with and into IRT Merger Sub, with IRT Merger Sub surviving the merger;
•	“IRT Merger Sub” are to IRSTAR Sub LLC, a Maryland limited liability company wholly-owned by IRT;
•	“IRT parties” are to IRT, IROP, and IRT Merger Sub;
•	“Merger Agreement” are to the Agreement and Plan of Merger dated as of July 26, 2021 by and among the IRT parties and STAR parties;
•	“mergers” are to both the company merger and the partnership merger;
•	“partnership merger” are to the merger of STAR OP with and into IROP, with IROP surviving the merger;
•	“STAR” are to Steadfast Apartment REIT, Inc., a Maryland corporation;
•	“STAR common stock” are to shares of common stock of STAR, par value $0.01 per share;
•	“STAR OP” are to Steadfast Apartment REIT Operating Partnership, L.P., a Delaware limited partnership;
•	“STAR OP Units” are to units of limited partnership interest in STAR OP; and
•	“STAR parties” are to both STAR and STAR OP.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein, each contain “forward-looking statements” within the meaning of the safe harbor from civil liability set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act.  You can identify forward-looking statements by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions.  Forward-looking statements include, among others, statements about our ability and the ability of the STAR parties to consummate the pending mergers, the anticipated benefits, opportunities, costs and challenges associated with the pending mergers, our financial condition, results of operations and prospects, our business strategy and objectives, including our growth strategy, our value add initiatives, occupancy and leasing rates and trends, and expected liquidity needs and sources (including capital expenditures and the ability to obtain financing or raise capital).  Our forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by our forward-looking statements are reasonable, we can give no assurance that our plans, intentions, expectations, strategies or prospects will be attained or achieved and you should not place undue reliance on these forward-looking statements.  Furthermore, actual results may differ materially from those described in the forward-looking statements and may be affected by a variety of risks and uncertainties, some of which relate to the pending mergers, some of which relate to our business if the mergers are consummated, and some of which relate to ownership of our common stock whether or not the mergers are consummated.  These risks and uncertainties include, but are not limited to:

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•

adverse effects of the announcement, pendency or potential completion of the pending mergers and uncertainties regarding whether the anticipated benefits or results of the pending mergers, if consummated, will be achieved;

•

non-consummation of the pending mergers as a result of the failure of STAR stockholders to approve the company merger, or as the result of the failure of our stockholders to approve the issuance by us of common stock to the STAR stockholders in the mergers;

•

delay in the consummation of the pending mergers, or non-consummation of the pending mergers because one or more of the closing conditions to the mergers are not satisfied or waived, including failure by STAR to receive lender consents covering an aggregate of approximately $2.13 billion of STAR debt;

•

loss of expected benefits under agreements that include change of control rights if we or STAR are unable to obtain consents of the counterparties under such agreements in connection with the pending mergers;

•

the occurrence of an event that gives rise to termination of the Merger Agreement, including on account of a third-party acquisition proposal that results in the termination of the Merger Agreement and, potentially, payment of a termination fee by either the STAR parties or the IRT parties;

•

our inability to invest the net proceeds of this offering at attractive yields in the event that the pending mergers are not consummated, resulting, potentially, in significant economic dilution to our stockholders;

•	failure to consummate the pending mergers could negatively impact our stock price;
•	the risk that stockholder litigation in connection with the pending mergers may affect the timing or occurrence of the mergers or result in significant costs of defense, indemnification and liability;
•	our incurrence of substantial costs, fees and expenses in connection with the pending mergers, many of which we will be required to pay whether or not the pending mergers are consummated;
•

our inability to realize, or a delay in our realization of, the cost savings, synergies and other benefits expected to result from the pending mergers, including the possibility that the mergers may not be accretive to our pro forma earnings and cash available for distribution to stockholders;

•

our inability to generate cash flows following consummation of the pending mergers sufficient to enable us to continue to fund our debt service requirements and to continue to pay quarterly dividends at the current level of $0.12 per quarter, or at all;

•

our assumption of approximately $2.13 billion of STAR indebtedness upon consummation of the pending mergers, which could decrease our business flexibility, increase our borrowing and other capital costs and increase demands on our cash resources;

•	our inability to comply with financial covenants in our debt agreements and in the debt agreements we will assume upon consummation of the pending mergers;
•	our failure to identify liabilities that we will assume, or our underestimate of the amount or significance of liabilities that we will assume, upon consummation of the pending mergers;
•	limitations on our ability to recover damages we may suffer on account of inaccurate representations and warranties of the STAR parties in the Merger Agreement;

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•	loss of management personnel and other key employees on account of uncertainties associated with the pending mergers;
•	unexpected costs, delays and difficulties in integrating the operating systems, portfolios, benefit plans and administrative functions of IRT and STAR in connection with the pending mergers;
•	unexpected costs associated with the failure to account for deferred maintenance expenses associated with STAR’s real estate portfolio;
•	risks associated with the geographic concentration of our real estate portfolio following consummation of the pending mergers;
•

lost opportunities associated with management’s devotion of time and resources to consummating the pending mergers and thereafter integrating the operating systems, portfolios, benefit plans and administrative functions of IRT and STAR after the consummation of the pending mergers;

•

risks related to stock-for-stock mergers generally, including the substantial dilution to the ownership percentages of IRT stockholders in the combined company that will result from the consummation of the pending mergers and the potential significant dilution to earnings per share and cash available for distribution to stockholders as a result of our issuance of a substantial number of shares of common stock in the pending mergers;

•

risks and uncertainties surrounding the COVID-19 pandemic, including limitations on our operations and increased costs, and the impact on our employees, residents and prospective residents as well as on general economic conditions and our financial condition, results of operations, cash flows and performance and those of our residents;

•	adverse changes in national, regional and local economic conditions;
•	unfavorable changes in apartment market conditions that could adversely affect our occupancy levels and rental rates;
•	competitive factors that may limit our ability to lease our apartment communities or increase or maintain rental rates;
•	inability of residents to meet their rent and other lease obligations and charge-offs in excess of our allowance for bad debt;
•	legislative restrictions, including on evictions, that may delay or limit collections of past due rents;
•	delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives;
•	uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital;
•	changing interest rates, which could increase our borrowing costs and adversely affect the market price of our securities;
•	the imposition of federal taxes if we fail to qualify as a real estate investment trust, or REIT, under the Code in any taxable year;
•	unexpected costs of REIT qualification compliance;

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•	unexpected liabilities that we will inherit if STAR failed to qualify as a REIT prior to consummation of the pending mergers;
•	failure of recent and future acquisitions to achieve anticipated results;
•

illiquidity of real estate investments, including those assets we will acquire through consummation of the pending mergers, which could make it difficult for us to sell assets at targeted levels and to respond to changing economic or financial conditions or changes in the operating performance of our apartment communities;

•	impairments in the value of our real estate assets and those we will acquire through consummation of the pending mergers;
•	damage from natural disasters, including hurricanes and other weather-related events, which could result in substantial costs to us;
•	adverse impacts on our properties or operations from the effects of climate change;
•	potential liability for environmental contamination;
•	uninsured losses due to insurance deductibles, self-insurance retention, uninsured claims or casualties, or losses in excess of applicable coverage;
•	costs and disruptions from cybersecurity breaches of our information technology systems and the information technology systems of our third party vendors and other third parties;
•	risks related to any forward sale transaction, including substantial dilution to our earnings per share or substantial cash payment or stock delivery obligations;
•

our internal control over financial reporting may not be considered effective which could result in a loss of investor confidence in our financial reports, and in turn have an adverse effect on the market price of our securities;

•

changes in laws and regulations that increase our costs or otherwise adversely affect our business, financial condition or results of operation, including but not limited to changes in income tax laws and rates;

•	other risks inherent in the real estate business;
•	the outcome of any legal proceedings to which we are a party or which may occur in the future;
•	acts of terrorism and war;
•	the risks and uncertainties described and referred to under the caption “Risk Factors” beginning on page S-19 and page 3 of the accompanying prospectus; and
•	risk factors included in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

The risks and uncertainties listed above are not exhaustive, and investors should be aware that there may be other risks, uncertainties and factors that could adversely affect our business and financial performance.  Moreover, we operate in a very competitive and rapidly changing environment.  Any forward-looking statement speaks only as of the date of this prospectus supplement. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend

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to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, investors should use caution in relying on past forward-looking statements, which were based on results and trends at the time the statements were made, to anticipate future results or trends. For a further discussion of these and other important risks, uncertainties and factors that could impact our future results, performance and prospects, see the section later in this prospectus supplement entitled “Risk Factors” and the section entitled “Risk Factors” on page 3 of the accompanying prospectus and the risks factors incorporated by reference in this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and from our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021.

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SUMMARY

This summary highlights selected information from this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.  It does not contain all of the information that may be important to you.  We encourage you to carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the financial statements and notes to those financial statements incorporated by reference herein and therein.  Please read the “Risk Factors” section beginning on page S-19 of this prospectus supplement and on page 3 of the accompanying prospectus as well as the information under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, and the documents incorporated by reference herein and therein for more information about risks that you should consider before making a decision to invest in our common stock.

Independence Realty Trust, Inc.

We are a self-administered and self-managed REIT focused on the acquisition, ownership, operation, improvement and management of multifamily apartment properties across non-gateway U.S. markets.  As of June 30, 2021, we owned and operated 58 multifamily apartment properties that contain 16,261 units.  Our properties are located in Georgia, North Carolina, Tennessee, Kentucky, Ohio, Oklahoma, Indiana, Texas, Florida, South Carolina, Missouri, and Alabama.

Our primary business objective is to maximize stockholder value through diligent portfolio management, strong operational performance, and a consistent return of capital through distributions and capital appreciation.  Our investment strategy is focused on: (i) gaining scale within key amenity rich submarkets of non-gateway cities that offer good school districts, high-quality retail and major employment centers and are unlikely to experience substantial new apartment construction in the foreseeable future; (ii) increasing cash flows at our existing apartment properties through prudent property management and strategic renovation projects; and (iii) acquiring additional properties that have strong and stable occupancies and support a rise in rental rates or that have the potential for repositioning through capital expenditures or tailored management strategies.

IRT was formed in 2009 as a Maryland corporation and elected to be taxed as a REIT under the Code, commencing with its taxable year ended December 31, 2011.  IRT owns its assets and conducts its business through IROP and its subsidiaries.  IRT controls IROP as its sole general partner and, as of June 30, 2021, IRT owned an approximately 99.5% interest in IROP.

Our executive offices are located at 1835 Market Street, Suite 2601, Philadelphia, Pennsylvania 19103 and our telephone number is (267) 270-4800.

We maintain a website at irtliving.com.  None of the information on, or accessible through, our website is incorporated in or constitutes a part of, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

As described below under “The Mergers and Merger Agreement,” on July 26, 2021 we announced our entry into the Merger Agreement with the STAR parties to consummate a stock-for-stock business combination.  STAR is a Maryland REIT that was formed on August 22, 2013 and that elected to be taxed as a REIT for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2014.  As of June 30, 2021, STAR owned and managed a portfolio of 70 multifamily properties comprised of 21,841apartment homes and three parcels of land held for the development of apartment homes throughout the United States. For more information about the STAR real estate portfolio, see our Second July 26 Form 8-K, including the exhibits thereto.

The Mergers and Merger Agreement

On July 26, 2021, we entered into the Merger Agreement, which provides for our combination, through the mergers, with STAR and STAR OP.  In connection with the mergers, STAR stockholders will receive, in aggregate, in exchange for their shares of STAR common stock, approximately 99.815 million shares of our common stock (reflecting a per share exchange ratio of 0.905 shares of our common stock for each share of common stock of STAR) and limited partners in STAR OP will receive, in aggregate, in exchange for their STAR OP Units, approximately 6.429 million units of limited partnership interest, or IROP Units, in IROP (reflecting a per unit exchange ratio of 0.905 IROP Units for each outstanding unit of limited partnership STAR OP).  Each IROP Unit will be exchangeable on a one-for-one basis into a share of common stock of IRT or, at IRT’s option, for the cash equivalent.  Upon consummation of the mergers, we expect to assume or repay STAR indebtedness in the aggregate amount of approximately $2.13 billion as of June 30, 2021.  The exchange ratio established in the Merger Agreement is fixed, and no change will be made to the exchange ratio if the market price of our shares of common stock or of STAR common stock changes before consummation of the mergers.  For a summary of the material terms of the Merger Agreement, please see our First July 26 Form 8-K.

Based on the number of shares of STAR common stock outstanding on a fully diluted basis on July 26, 2021 (110,293,205 shares) and the number of STAR OP Units outstanding on July 26, 2021 (7,104,399 units), and assuming that we issue 99,815,351 shares of our common stock in this offering, we estimate that, immediately after consummation of the pending mergers, 50% of our then-outstanding shares of common stock, on a fully diluted basis, will be owned by former STAR stockholders and former limited partners in STAR OP.

The parties’ obligations to consummate the pending mergers are conditioned upon approval of the Merger Agreement by the holders of at least a majority of the outstanding shares of STAR common stock, approval of the issuance by us of our shares of common stock in connection with the mergers by at least a majority of the votes cast by holders of our common stock, and other customary closing conditions.  Consummation of the pending mergers is not subject to a financing condition or the consummation of this offering.

Consummation of the pending mergers is expected to occur in the fourth quarter of 2021.  However, consummation and timing of the mergers are not assured, and this offering is not conditioned on consummation of the mergers by a certain date or at all. See “Risk Factors.”

We have previously filed the Merger Agreement as Exhibit 2.1 to our First July 26 Form 8-K.  For more information regarding the terms of the Merger Agreement, including conditions to consummation of the pending mergers, and other transactions contemplated by the Merger Agreement, see our First July 26 Form 8-K and our Second July 26 Form 8-K, including the exhibits incorporated thereto, both of which are incorporated herein by reference.

The Combined Company

Upon consummation of the pending mergers, IRT will be the parent entity of the combined company, which will retain the name “Independence Realty Trust, Inc.” and will continue to trade on the NYSE under the ticker symbol “IRT.”

The merger will join together two high-quality portfolios with complementary geographic footprints in the highly desirable Sunbelt region of the United States. On a pro forma basis, the combined company will own a portfolio of 131 apartment communities comprising approximately 38,000 units across 16 states in urban and suburban locations in Georgia, North Carolina, Tennessee, Kentucky, Ohio, Oklahoma, Indiana, Texas, Florida, South Carolina, Missouri, Alabama, Colorado, Kansas, Illinois and Virginia. Upon consummation of the merger, the combined company’s ten largest markets by unit count will be Atlanta, Dallas/Ft. Worth, Denver, Oklahoma City, Louisville, Columbus, Indianapolis, Raleigh/Durham, Houston and Memphis.

The business of the combined company will be operated through IROP and its subsidiaries and will be structured as a traditional UPREIT. On a pro forma basis giving effect to the pending mergers, and assuming that we issue 99,815,351 shares of our common stock in this offering, IRT will own approximately 96.7% of the partnership interests in IROP and, as its sole general partner, IRT will have the full, exclusive and complete responsibility for and discretion in the day-to-day management and control of IROP.

Upon consummation of the Mergers, Scott F. Schaeffer, currently our Chairman of the Board and Chief Executive Officer, will continue in these positions for the combined company; James J. Sebra, currently our Chief Financial Officer, will continue in this position for the combined company; Farrell M. Ender, currently our President, will continue in this position for the combined company; Jessica K. Norman, currently our Executive Vice President and General Counsel, will serve as Chief Legal Officer of the combined company and Ella S. Neyland, currently STAR’s President, Chief Financial Officer and Treasurer, will serve as Chief Operating Officer of the combined company.  In addition, upon consummation of the Mergers, the board of directors of the combined company will be comprised of the following five incumbent directors of our board of directors and the following five incumbent directors of STAR’s board of directors: Scott F. Schaeffer, Richard D. Gebert, Melinda H. McClure, DeForest Blake Soaries Jr. and Lisa Washington; and Stephen R. Bowie, Ned W. Brines, Ana Marie del Rio, Ella S. Neyland and Thomas H. Purcell, respectively.

The Offering

Issuer	Independence Realty Trust, Inc., a Maryland corporation.
Common stock offered by the forward purchaser or its affiliate	14,000,000 shares (or 16,100,000 shares if the underwriters exercise in full their option to purchase additional shares)(1)(2)
Common stock and common units of IROP to be outstanding immediately after this offering, but excluding settlement of the forward sale agreement	105,665,463 (3)
Common stock and common units of IROP to be outstanding after settlement of the forward sale agreement assuming full physical settlement	119,665,463 shares/units (or 121,765,463 shares/units if the underwriters’ option to purchase additional shares is exercised in full)(2)(3)
Use of Proceeds

We will not initially receive any proceeds from the sale of shares of our common stock by the forward purchaser or its affiliate in this offering.

We estimate that we will receive net proceeds from this offering of approximately $ 236.6 million (or $ 272.4 million if the underwriters’ option to purchase additional shares is exercised in full) (in each case after deducting underwriting discounts and estimated expenses related to the forward sale agreement and this offering), subject to certain adjustments pursuant to the forward sale agreement, upon full physical settlement of the forward sale agreement, which we expect will occur no later than July 30, 2022.(4)

We intend to contribute any cash net proceeds that we receive upon settlement of the forward sale agreement (and from the sale of any shares of our common stock that we may sell to the underwriters in lieu of the forward purchaser or its affiliate selling our common stock to the underwriters) to IROP in exchange for common units in IROP. Through IROP, we intend to use substantially all of such cash net proceeds to repay indebtedness, including, potentially, indebtedness that we will assume upon consummation of our pending mergers with STAR and STAR OP and to use the balance of the net proceeds for general working capital, including to pay fees and expenses that we have incurred and will continue to incur in connection with the pending mergers.  If the pending mergers are not consummated for any reason, we will have broad discretion to use the net proceeds of this offering for general business purposes, including other acquisitions and repayment of indebtedness.  See “Use of Proceeds” and “Risk Factors.”

Accounting Treatment of the Transaction

We expect that prior to physical or net share settlement of the forward sale agreement, the shares issuable upon settlement of the forward sale agreement will be reflected in our diluted earnings per share, return on equity and dividends per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, return on equity and dividends per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreement at the adjusted forward sale price over the number of shares of our common stock that could be purchased by us in the market (based on the average market price of our common stock during the relevant reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period).

Consequently, before physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the adjusted forward sale price, subject to adjustment on a daily basis based on a specified daily rate, less a variable spread based upon the daily borrowing cost incurred by the forward purchaser when borrowing our common stock, and subject to decrease by amounts related to dividends on our common stock during the term of the forward sale agreement. However, if we decide to physically settle or net share settle the forward sale agreement, the delivery by us of shares of our common stock to the forward purchaser on any such physical settlement or net share settlement of such forward purchase agreement would result in an increase in the number of shares outstanding and dilution to our earnings per share, return on equity and dividends per share.

New York Stock Exchange Symbol	IRT
Restrictions on Ownership

To assist us in maintaining our qualification as a REIT, our charter provides that no person or entity may actually own or be deemed to own by virtue of the applicable constructive ownership provisions, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of each class or series of our stock, or 9.8% in value of the aggregate of the outstanding shares of all classes and series of our stock, with certain exceptions.  See “Description of Capital Stock-Restrictions on Ownership and Transfer” in the accompanying prospectus.

Risk Factors

You should read carefully the “Risk Factors” section beginning on page S-19 of this prospectus supplement and on page 3 of the accompanying prospectus as well as the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, all of which are incorporated by reference in this prospectus supplement and in the accompanying prospectus, before making a decision to invest in our common stock.

(1)

The forward purchaser has advised us that it or its affiliate intends to acquire shares of our common stock to be sold under this prospectus supplement through borrowings from third-party share lenders. Subject to the occurrence of certain events, we will not be obligated to deliver shares of our common stock, if any, under the forward sale agreement until final settlement of the forward sale agreement, which we expect will occur no later than July 30, 2022. Except in certain circumstances, we have the right to elect cash settlement or net share settlement under the forward sale agreement rather than physical settlement. See “Underwriting—Forward Sale Agreement” in this prospectus supplement for a description of the terms of the forward sale agreement.

(2)

We have granted the underwriters a 30-day option to purchase up to an additional 2,100,000 shares of our common stock. The numbers of shares of common stock offered by the forward purchaser and the number of shares of common stock outstanding assuming full settlement in the summary assume that we have elected to enter into an additional forward sale agreement with respect to the exercise by the underwriters of their option to purchase additional shares.

(3)

Based on 552,360 IROP units outstanding as of the date of this prospectus supplement and held by limited partners, other than us. Subject to limits in the partnership agreement for our operating partnership, IROP units may be exchanged for cash or, at our election, shares of our common stock on a one-for-one basis, subject to adjustment, as provided in the partnership agreement.

(4)

Calculated as of the date of this prospectus supplement, assuming that the forward sale agreement is fully physically settled based on the initial forward sale price of $17.04 per share by the delivery of 14,000,000           shares of our common stock (or 16,100,000 shares if the underwriters’ option to purchase additional shares is exercised in full). The forward sale price is subject to adjustment pursuant to the terms of the forward sale agreement, and any net proceeds to us are subject to settlement of the forward sale agreement. If we elect to cash settle any forward sale agreement, we would expect to receive an amount of proceeds that is significantly lower than the estimate included above, and we may not receive any net proceeds (or may owe cash to the forward purchaser). If we elect to net share settle any forward sale agreement in full, we would not receive any proceeds from the forward purchaser.

IRT Summary Consolidated Financial Data

The table below sets forth a summary of our consolidated financial data as of December 31, 2020 and 2019 and for each of the fiscal years ended December 31, 2020 and 2019 and (except for the information under Other Data) have been derived from our audited consolidated financial statements and should be read together with those audited consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for our fiscal year ended December 31, 2020, which is incorporated by reference in this prospectus supplement. The table below also sets forth a summary of our summary consolidated financial data as of June 30, 2021 and for the six month periods ended June 30, 2021 and June 30, 2020, and (except for the information under Other Data, except the common shares outstanding at period end) has been derived from our unaudited condensed consolidated financial statements and should be read together with those unaudited condensed consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, which is incorporated by reference in this prospectus supplement. Our historical results are not necessarily indicative of results to be expected in any future period.

	For the Years Ended December 31,		For the Six-Month Periods Ended June 30,
(Dollars in thousands, except share and per share data)	2020	2019	2021 (unaudited)	2020 (unaudited)

Operating Data:
Total Revenue	$211,906	$203,223	$112,566	$103,618
Property operating expenses	82,978	79,568	43,136	40,711
Total expenses	168,095	152,854	91,112	84,494
Interest expense	(36,488)	(39,226)	(16,944)	(18,699)
Net income	14,877	46,354	4,500	425
Net income allocable to common shares	14,768	45,896	4,472	417
Earnings per share:
Basic	$0.16	$0.51	$0.04	$0.00
Diluted	$0.16	0.51	0.04	$0.00

Other Data:
Property portfolio occupancy at period end	95.3%	92.5%	95.6%	93.5%
Common shares outstanding at period end	101,803,762	91,070,637	105,110,031	94,741,146
Limited partnership units outstanding at period end (1)	674,517	871,491	552,360	789,134
Cash distributions declared per common share/unit	$0.5400	$0.7200	$0.24	$0.3000

Balance Sheet Data (as of period end)
Investments in real estate, net	$1,708,152	$1,637,930	$1,803,375	$1,676,424
Total assets	1,734,897	1,664,106	1,874,375	1,708,912
Total indebtedness, net	945,686	985,572	1,056,463	1,008,911
Total liabilities	1,022,126	1,044,349	1,127,092	1,092,526
Total equity	712,771	619,757	747,283	616,386

(1) Held by persons other than IRT and its subsidiaries.

STAR Summary Consolidated Financial Data

The table below sets forth a summary of STAR’s consolidated financial data as of December 31, 2020 and 2019 and for each of the fiscal years ended December 31, 2020 and 2019 and (except for the information under “Other Data”) have been derived from STAR’s audited consolidated financial statements and should be read together with those audited consolidated financial statements and related notes and STAR’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, which are incorporated by reference in this prospectus supplement from Exhibits 99.1 and 99.7, respectively, of our Second July 26 Form 8-K. The table below also sets forth a summary of STAR’s summary consolidated financial data as of June 30, 2021 and for the six month periods ended June 30, 2021 and June 30, 2020, and (except for the information under Other Data, except the common shares outstanding at period end) has been derived from STAR’s unaudited condensed consolidated financial statements and should be read together with those unaudited condensed consolidated financial statements and related notes and STAR’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, which  are incorporated by reference in this prospectus supplement from Exhibits 99.2 and 99.6, respectively, of our Second July 26 Form 8-K. STAR’s historical results are not necessarily indicative of results to be expected in any future period.

	For the Years Ended December 31,		For the Six-Month Periods Ended June 30,
(Dollars in thousands, except share and per share data)	2020	2019	2021 (unaudited)	2020 (unaudited)

Operating Data:
Total Revenue	$300,101	$173,536	$168,782	$134,010
Property operating expenses	123,415	68,626	70,543	54,627
Total expenses	354,236	175,710	160,766	171,539
Interest expense	75,171	49,274	38,895	34,106
Net income (loss)	(115,528)	(38,524)	(28,510)	(62,742)
Net income (loss) allocable to common shares	(114,090)	(38,524)	(27,069)	(62,742)
Earnings(loss) per share:
Basic	$(1.15)	$(0.74)	$(0.25)	$(0.71)
Diluted	$(1.15)	(0.74)	(0.25)	$(0.71)

Other Data:
Property portfolio occupancy at period end	95.4%	94.6%	96.2%	94.6%
Common shares outstanding at period end	110,070,572	52,607,695	110,228,140	110,070,572
Limited partnership units outstanding at period end	7,104,399	—	7,104,399	948,745
Cash distributions declared per common share/unit	$0.90	$0.900	$0.292	$0.448

Balance Sheet Data (as of period end)
Investments in real estate, net	$2,823,742	$1,270,871	$2,868,194	$2,912,051
Total assets	3,301,739	1,426,957	3,246,366	3,338,276
Total indebtedness, net	2,129,246	1,108,559	2,133,882	2,177,052
Total liabilities	2,220,114	1,150,941	2,224,033	2,253,029
Total equity	1,081,625	274,814	1,022,008	1,085,247

Unaudited Pro Forma Condensed Consolidated Financial Data

The following unaudited pro forma condensed combined financial statements and notes thereto present the unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020. The following unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X in order to give effect to the mergers and the assumptions and adjustments described below and in the accompanying notes to the unaudited pro forma condensed combined financial statements.

Introduction

On July 26, 2021, we, together with IROP and IRT Merger Sub, entered into the Merger Agreement with STAR and STAR OP.

On the terms, and subject to the conditions of, the Merger Agreement, STAR will merge with and into IRT Merger Sub (the “REIT Merger”), with IRT Merger Sub surviving the REIT Merger as a wholly-owned subsidiary of IRT; and immediately thereafter, STAR OP will merge with and into IRT OP (the “Partnership Merger” and, together with the REIT Merger, the “Mergers”), with IRT OP surviving the Partnership Merger.

In the REIT Merger, each outstanding share of STAR common stock, par value $0.01 per share (“STAR common stock”) will be converted automatically into the right to receive 0.905 (the “Exchange Ratio”) of a newly issued share of IRT common stock, par value $0.01 per share (“IRT common stock”). In the Partnership Merger, each outstanding unit of limited partnership of STAR OP (each, an “STAR OP common unit”) will be converted into the right to receive the Exchange Ratio of a newly issued common unit of limited partnership of IRT OP (each, an “IRT OP common unit”).  Under the agreement of limited partnership of IRT OP, IRT common unitholders may generally tender their IRT common units, in whole or in part, to IRT OP for redemption for a cash amount based on the then market price of an equivalent number of shares of IRT common stock, and IRT may thereupon elect, at its option, to satisfy the redemption by issuing one share of IRT common stock for each IRT common unit tendered for redemption.

Immediately following the Mergers, the continuing IRT stockholders and continuing IRT OP common unitholders will collectively hold approximately 50% of the sum of the issued and outstanding shares of IRT common stock and IRT OP common units, and former STAR stockholders and former STAR OP common unitholders will hold approximately 50%.

Consummation of the Mergers is subject to customary closing conditions, including, among others, receipt of IRT stockholder approval and STAR stockholder approval, and is expected to occur in the fourth quarter of 2021.

Pro Forma Information

The following unaudited pro forma condensed combined financial statements have been prepared by applying the acquisition method of accounting, with IRT treated as the acquiror. In applying the acquisition method of accounting specified by generally accepted accounting principles in the United States of America (“GAAP”) it is necessary to identify the accounting acquiror, which may be different from the legal acquiror. Factors considered in identifying an accounting acquiror include, but are not limited to, the relative size of the merging companies, the relative voting interests of the respective stockholders after consummation of a merger and the composition of senior management and the board of directors after consummation of a merger. After consideration of all applicable factors pursuant to GAAP, IRT has been identified as the accounting acquiror of STAR.  Accordingly, the total merger consideration (referred to herein as purchase price) will be allocated to the estimated fair market values of STAR’s assets to be acquired and liabilities to be assumed in the Mergers, with the excess purchase price, if any, allocated to goodwill.

The following unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of IRT and the historical consolidated financial statements of STAR as adjusted to give effect to the Mergers. The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives effect to the Mergers as if they had occurred on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 give effect to the Mergers as if they had occurred on January 1, 2020.

The following unaudited pro forma condensed combined financial statements have been prepared for informational purposes only and are based on assumptions and estimates considered appropriate by IRT’s management. The unaudited pro forma adjustments represent IRT management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and additional analyses are performed. However, IRT’s management believes that the adjustments to the historical financial statements of IRT and STAR are (i) directly attributable to the Mergers, (ii) factually supportable and (iii) expected to have a continuing impact on the combined results; and IRT’s management believes that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements do not purport to be indicative of what IRT’s financial condition or results of operations actually would have been if the Mergers had been consummated as of the dates indicated, nor do they purport to represent IRT's financial position or results of operations for future periods.

The following unaudited pro forma condensed combined financial statements do not reflect any adjustments not otherwise described herein, including adjustments associated with: (1) IRT or STAR real estate acquisitions and dispositions that may close after June 30, 2021 or the related financing or debt repayments in connection with those acquisitions or dispositions, (2) potential synergies that may be achieved following the Mergers, including potential overall savings in general and administrative expense, or any strategies that IRT’s management may consider in order to continue to efficiently manage IRT’s operations, (4) any integration costs that may be incurred following the consummation of the Mergers, and (5) any integration and other costs which may be necessary to achieve the potential synergies, since the extent of such costs are not reasonably certain. However, such costs could affect the combined results following consummation of the Mergers in the period the costs are incurred or recorded. In addition, the following unaudited pro forma condensed combined financial statements do not give effect to a contemplated underwritten offering of shares of IRT common stock (the “Contemplated Common Stock Offering”) because the number of shares of IRT common stock that ultimately will be offered and sold in the Contemplated Common Stock Offering, and the net proceeds that will be received from the sale of such shares, are not reasonably certain unless and until the Contemplated Common Stock Offering is consummated.

As of June 30, 2021
(Dollars in thousands)
	IRT Historical	STAR Historical	Reclassifications	STAR Historical, as reclassified	Merger Transaction Adjustments		Consolidated Pro Forma
			NOTE 3
ASSETS:
Investments in real estate at cost	$2,035,988	$3,329,929	$(1,683)	$3,328,246	$820,296	(A)	$6,184,531
Accumulated depreciation	(231,866)	(461,735)	98	(461,637)	461,637	(B)	(231,866)
Investments in real estate, net	1,804,122	2,868,194	(1,585)	2,866,609	1,281,934		5,952,665
Real estate held for sale	27,910	-	-	-	-		27,910
Real estate held for development	-	30,289	-	30,289	-		30,289
Cash and cash equivalents	7,566	160,950	-	160,950	-		168,516
Restricted cash	6,441	28,399	-	28,399	-		34,840
Investments in unconsolidated real estate entities	10,205	-	-	-	-		10,205
Other assets	17,311	33,313	-	33,313	-		50,624
Derivative assets	853	-	-	-	-		853
Goodwill and intangible assets, net	714	125,220	1,585	126,805	(84,901)	(C)	42,618
Total Assets	$1,875,122	$3,246,365	$-	$3,246,365	$1,197,033		$6,318,520

LIABILITIES AND EQUITY:
Indebtedness	$1,036,841	$2,133,882	$-	$2,133,882	$117,915	(D)	$3,288,638
Indebtedness associated with real estate held for sale	19,622	-	-	-	$-		19,622
Accounts payable and accrued expenses	30,530	85,118	(17,036)	68,082	39,710	(E)	138,322
Accrued interest payable	1,909	-	6,586	6,586	-		8,495
Dividends payable	12,648	5,063	-	5,063	-		17,711
Derivative liabilities	19,386	-	-	-	-		19,386
Other liabilities	6,903	-	10,450	10,450	-		17,353
Total Liabilities	1,127,839	2,224,063	-	2,224,063	157,625		3,509,527

Redeemable common stock	-	295	-	295	(295)	(F)	-
Equity:
Stockholders’ Equity:
Preferred stock, $0.01 par value	-	-	-	-	-		-
Common stock, $0.01 par value	1,051	1,102	-	1,102	(104)	(F)	2,049
Additional paid-in capital	963,754	1,607,145	-	1,607,145	366,038	(F)	2,936,937
Accumulated other comprehensive income (loss)	(22,011)	-	-	-	-		(22,011)
Retained earnings (accumulated deficit)	(199,350)	(687,045)	-	(687,045)	647,335	(F) (E)	(239,060)
Total stockholders' equity	743,444	921,202	-	921,202	1,013,268		2,677,914
Non-controlling interests	3,839	100,805	-	100,805	26,434	(G)	131,078
Total Equity	747,283	1,022,007	-	1,022,007	1,039,703		2,808,993
Total Liabilities and equity	$1,875,122	$3,246,365	$-	$3,246,365	$1,197,033		$6,318,520

For the six months ended June 30, 2021
(Dollars in thousands, except share or per share amounts)	IRT Historical	STAR Historical	Reclassifications	STAR Historical, as reclassified	Merger Transaction Adjustments		Consolidated Pro Forma
			NOTE 3
REVENUE:
Rental and other property income	$112,097	$167,300	$-	$167,300	$-		$279,397
Other revenue	459	1,482	3,029	4,511	-		4,970
Total revenue	112,556	168,782	3,029	171,811	-		284,367
EXPENSES:
Property operating expenses	43,136	70,543	453	70,996	-		114,132
Property management expenses	4,119	-	8,372	8,372	-		12,491
General & administrative expenses	10,183	23,062	(8,825)	14,237	-		24,420
Depreciation and amortization	33,315	67,152	-	67,152	(20,533)	(H)	79,934
Other expenses	359	(126)	-	(126)	-		233
Total expenses	91,112	160,631	-	160,631	(20,533)		231,210
Interest expense	(16,944)	(39,895)	-	(39,895)	7,497	(I)	(49,342)
Interest income	-	203	-	203	-		203
Fees and other income from affiliates	-	3,029	(3,029)	-	-		-
Net income (loss)	4,500	(28,512)	-	(28,512)	28,030		4,018
(Income) loss allocated to non-controlling interests	(28)	1,442		1,442	(924)	(J)	490
Net Income (loss) allocable to common shares	$4,472	$(27,070)	$-	$(27,070)	$27,106		$4,508

Earnings Per Share:
Basic	$0.04	$(0.25)		$(0.25)			$0.02
Diluted	$0.04	$(0.25)		$(0.25)			$0.02

Weighted-Average Shares:
Basic	101,847,876	109,896,333		109,896,333	(10,440,152)	(K)	201,304,057
Diluted	102,822,099	109,896,333		109,896,333	(10,440,152)	(K)	202,278,280

For the year ended December 31, 2020
(Dollars in thousands, except share or per share amounts)	IRT Historical	STAR Historical	Reclassifications	Pro Forma Adjustments	STAR Historical, as reclassified & adjusted	Merger Transaction Adjustments		Consolidated Pro Forma
			NOTE 3	NOTE 4
REVENUE:
Rental and other property income	$211,167	$297,566	$-	$26,375	$323,941	$-		$535,108
Other revenue	739	2,535	1,797	337	4,669	-		5,408
Total revenue	211,906	300,101	1,797	26,712	328,610	-		540,516
EXPENSES:
Property operating expenses	82,978	123,415	614	10,698	134,727	-		217,705
Property management expenses	8,494	-	15,288	-	15,288	-		23,782
General & administrative expenses	15,095	32,025	(15,902)	14,673	30,796	-		45,891
Fees to affiliates	-	30,777	-	(30,777)	-	-		-
Depreciation and amortization	60,687	162,979	-	10,448	173,427	(38,285)	(H)	195,829
Other expenses	841	(38)	-		(38)	-		803
Total expenses	168,095	349,158	-	5,041	354,199	(38,285)		484,009
Interest expense	(36,488)	(75,171)		(5,657)	(80,828)	14,994	(I)	(102,322)
Interest and other income	-	679	-	307	986	-		986
Equity in loss from unconsolidated joint venture	-	(3,020)	-	(115)	(3,135)	-		(3,135)
Fees and other income from affiliates	-	1,797	(1,797)	-	-			-
Loss on debt extinguishment	-	(191)	-	-	(191)	-		(191)
Gain on sale (loss on impairment) of real estate assets, net	7,554	9,436	-	-	9,436	-		16,990
Net income (loss)	14,877	(115,527)	-	16,205	(99,322)	53,279		(31,166)
(Income) loss allocated to non-controlling interests	(109)	1,438	-	(875)	563	(1,756)	(J)	(1,302)
Net Income (loss) allocable to common shares	$14,768	$(114,089)	$-	$15,330	$(98,759)	$51,523		$(32,468)

Earnings Per Share:
Basic	$0.16	$(1.15)			$(0.99)			$(0.18)
Diluted	$0.16	$(1.15)			$(0.99)			$(0.18)

Weighted-Average Shares:
Basic	93,660,086	99,264,851			99,264,851	(9,430,161)	(K)	183,494,776
Diluted	94,688,440	99,264,851			99,264,851	(9,430,161)	(K)	184,523,130

NOTE 1: Basis of Presentation

The IRT and STAR historical financial information has been derived from, in the case of IRT, its consolidated financial statements in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, and Annual Report on Form 10-K for the year ended December 31, 2020, and, in the case of STAR, its consolidated financial statements included as Exhibits 99.1 and 99.2 to our Second July 26 Form 8-K. Certain of STAR’s historical amounts have been reclassified to conform to IRT’s financial statement presentation, as discussed further in Note 3. The unaudited pro forma condensed combined financial statements should be read in conjunction with IRT’s and STAR’s historical consolidated financial statements and the notes thereto. The unaudited pro forma condensed combined balance sheet gives effect to the Mergers as if they had been completed on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 give effect to the Mergers as if they had occurred on January 1, 2020.

The historical financial statements of IRT and STAR have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to the accounting for the Mergers under GAAP, as described in Note 5, “Merger Adjustments.” The unaudited pro forma condensed combined financial statements and related notes were prepared using the acquisition method of accounting in accordance with ASC 805, Business Combinations, with IRT as the acquiror of STAR. ASC 805 requires, among other things, that the assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined balance sheet, the estimated purchase consideration has been allocated to the assets acquired and liabilities assumed of IRT based upon IRT management’s preliminary estimate of their fair values as of June 30, 2021. The allocations of the purchase price reflected in these unaudited pro forma condensed combined financial statements have not been finalized and are based upon the best available information at the current time. A final determination of the fair values of the assets and liabilities, which cannot be made prior to the completion of the Mergers and which is anticipated to occur during the fourth quarter of 2021, will be based on the actual valuations of the tangible and intangible assets and liabilities that exist as of the date of completion of the Mergers. The completion of the final valuations, the allocations of the purchase price, the impact of ongoing integration activities, the timing of the completion of the Mergers and other changes in tangible and intangible assets and liabilities that occur prior to the completion of the Mergers could cause material differences in the information presented.

The unaudited pro forma condensed combined financial statements and related notes herein present unaudited pro forma condensed combined financial condition and results of operations of IRT, after giving pro forma effect to the Mergers, which include the issuance of shares of IRT common stock to STAR stockholders at the Exchange Ratio and the issuance of IRT OP Units to STAR common unitholders at the Exchange Ratio and the assumption of STAR’s outstanding debt.

The Mergers and the related adjustments are described in these accompanying notes to the unaudited pro forma condensed combined financial statements. In the opinion of IRT’s management, all material adjustments have been made that are necessary to present fairly, in accordance with Article 11 of Regulation S-X of the SEC, the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements do not purport to be indicative of the overall financial position or results of operations of the combined company that would have occurred if the Mergers had been completed on the dates indicated, nor are they indicative of the overall financial position or results of operations that may be expected for any future period or date. In addition, future results may vary significantly from those reflected in the unaudited pro forma condensed combined financial statements due to factors discussed in the IRT Form 10-Q filed on July 26, 2021.

NOTE 2: Significant Accounting Policies

The accounting policies used in the preparation of these unaudited pro forma condensed combined financial statements are those set out in IRT’s audited consolidated financial statements as of and for the year ended December 31, 2020 and IRT’s unaudited consolidated financial statements as of and for the six months ended June 30, 2021. IRT’s management has determined that there were no significant accounting policy differences between IRT and STAR and, therefore, no adjustments are necessary to conform STAR’s financial statements to the accounting policies used by IRT in the preparation of the unaudited pro forma condensed combined financial statements. This conclusion is subject to change as further assessment is performed and finalized for purchase accounting.

As part of the application of ASC 805, IRT will conduct a more detailed review of STAR’s accounting policies in an effort to determine if differences in accounting policies require further reclassification or adjustment of STAR’s results of operations or reclassification or adjustment of assets or liabilities to conform to IRT’s accounting policies and classifications. Therefore, IRT may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information. In certain cases, the information necessary to evaluate the differences in accounting policies and the impacts thereof may not be available until after the Mergers are completed.

NOTE 3: Reclassification Adjustments

The STAR historical financial statement line items or portions of line items have been reclassified as indicated in the “Reclassifications” column to conform to IRT presentation of these unaudited pro forma condensed combined financial statements. These reclassifications have no effect on previously reported total assets, total liabilities, stockholders’ equity, or net income allocable to common shares of STAR.

NOTE 4: Pro Forma Adjustments to STAR’s 2020 Statement of Operations

STAR’s 2020 historical statement of operations has been adjusted to reflect the following transactions that impacted STAR’s 2020 statement of operations.

REIT Mergers

On March 6, 2020, two affiliated REITs merged with and into STAR (the “STAR REIT Mergers”), with STAR remaining as the surviving entity.  Through the STAR REIT mergers, STAR acquired 36 multifamily properties with 10,166 apartment homes and a 10% interest in one unconsolidated joint venture that owned 20 multifamily properties with a total of 4,584 apartment homes. The Pro Forma Adjustments made with respect to this transaction include increasing STAR’s historical 2020 revenues, operating expenses, depreciation and amortization, and interest expense as if the properties acquired on March 6, 2020 as part of the STAR REIT Mergers had been owned by STAR as of January 1, 2020.

Internalization Transaction

On August 31, 2020, STAR and related entities entered into a series of transactions and agreements, which resulted in the internalization of STAR’s external management functions (the “Internalization Transaction”). Prior to the closing of the Internalization Transaction, STAR had been externally managed and had therefore, incurred property management, asset management, and other fees and reimbursements.  The Pro Forma Adjustments made with respect to this transaction include eliminating all external management fees included within the caption “Fees to affiliates” and increasing general and administrative expenses for the internal costs STAR would have incurred if the Internalization Transaction had occurred as of January 1, 2020.

In addition, any one-time costs associated with the two transactions above have been deducted from historical general and administrative expenses. These pro forma adjustments to STAR’s 2020 statement of operations are intended to align with how STAR’s business currently operates and how it is expected to continue to operate as part of the combined company.

NOTE 5: Preliminary Purchase Price Allocation

Estimated Preliminary Purchase Price

The unaudited pro forma condensed combined financial statements reflect the preliminary allocation of the purchase consideration to STAR’s identifiable net assets acquired. The preliminary allocation of purchase consideration in these unaudited pro forma condensed combined financial statements is based upon an estimated preliminary purchase price of approximately $4.4 billion with $2.1 billion of consideration transferred. The calculation of the estimated preliminary purchase price related to the Mergers is as follows (in thousands, except share and per share data):

Amount
Estimated shares of STAR common stock and STAR OP units to be exchanged (a)	117,333
Exchange Ratio	0.905
Estimated shares of IRT common stock and IRT OP common units to be issued	106,186
Closing stock price of IRT on July 22, 2021	19.79
Estimated fair value of IRT common stock and IRT OP units to be issued to former holders of STAR common stock and STAR OP common units (b) -- Consideration transferred	$2,101,420
Preliminary fair value of STAR mortgages payable and notes payable assumed by IRT	2,251,797
Total estimated preliminary purchase price	$4,353,217

(a)Includes 110,228,140 shares of STAR common stock outstanding as of June 30, 2021 and 7,104,399 STAR OP common units outstanding as of June 30, 2021. Under the Merger Agreement, these shares and units are to be converted to IRT common stock and IRT OP common units, as applicable, at the Exchange Ratio.

(b)The estimated fair value of IRT common stock and IRT OP common units to be issued to former holders of STAR common stock and STAR OP common units is based upon the per share closing price of IRT’s common stock on July 22 2021, the most recent date practicable in the preparation of these unaudited pro forma condensed combined financial statements, which was $19.79, multiplied by the estimated number of shares of IRT common stock and IRT OP common units to be issued.

The actual value of the IRT common stock and IRT OP common units to be issued in the Mergers will depend on the market price of shares of IRT’s common stock at the closing date of the Mergers, and therefore, the actual purchase price will fluctuate with the market price of IRT common stock until the Mergers are consummated. As a result, the final purchase price could differ significantly from the current estimate, which could materially impact the unaudited pro forma condensed combined financial statements. A 10% difference in IRT’s common stock price would change the purchase price by approximately $210 million, which would be recorded as an adjustment to the fair value of the net assets acquired, including goodwill as applicable.

The outstanding number of shares of STAR common stock and the outstanding number of STAR OP common units may change prior to the closing of the Mergers due to transactions in the ordinary course of business, including unknown changes in vesting of outstanding STAR equity-based awards and any grants of new STAR equity-based awards. These changes are not expected to have a material impact on the unaudited pro forma condensed combined financial statements.

Preliminary Purchase Price Allocation

The preliminary purchase price allocation to assets acquired and liabilities assumed is provided throughout these notes to the unaudited pro forma condensed combined financial statements. The following table provides a summary of the preliminary purchase price allocation by major categories of assets acquired and liabilities assumed based on IRT management’s preliminary estimate of their respective fair values as of June 30, 2021 (in thousands):

Fair Value
Assets:
Real estate held for investment	$4,190,447
Real estate held for development	30,289
Cash and cash equivalents	160,950
Restricted cash	28,399
Other assets	33,313
Total assets acquired	4,443,398
Liabilities:
Preliminary fair value estimate of STAR debt assumed	2,251,797
AP and accrued expenses	85,118
Dividend payable	5,063
Total liabilities assumed	2,341,978
Estimated preliminary fair value of net assets acquired	2,101,420
Goodwill (Bargain purchase gain)	$-

The preliminary fair values of identifiable assets acquired and liabilities assumed are based on a valuation as of the assumed consummation date of the Mergers that has been prepared by IRT management. For the preliminary estimate of fair values of assets acquired and liabilities assumed of STAR, IRT used publicly available benchmarking information as well as a variety of other assumptions, including expectations for future cash flow generated by STAR properties, cap rates, and interest rates. The final allocation is dependent upon certain valuation analyses that have not yet been finalized. Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed, and such differences could be material. In particular, the fair values of the assets and liabilities were estimated, in part, based upon the allocation of real estate and intangible lease assets and liabilities, and adjusted to reflect reasonable estimations for above-market and below-market leases, in-place lease values, and avoided lease origination costs, and to incorporate estimates for the mark-to-market adjustments (i.e., premiums) of mortgages payable and notes payable to be assumed in the Mergers, all of which are based on IRT’s historical experience with similar assets and liabilities. In determining the estimated fair value of STAR’s tangible assets, IRT utilized customary methods, including the income, market, and cost approaches. Amounts allocated to land, buildings and improvements, and tenant improvements, and lease intangible assets and liabilities were based on estimates considering IRT’s, STAR’s and other portfolios with similar property characteristics.

The purchase price allocation presented above has not been finalized. The final determination of the allocation of the purchase price will be based on the fair value of such assets and liabilities as of the actual consummation date of the Mergers and will be completed after the Mergers are consummated. These final fair values will be determined based on IRT’s management’s judgment, which is based on various factors, including (1) market conditions, (2) the characteristics of the real estate (i.e., location, size, demographics, value and comparative rental rates), (3) apartment community profitability metrics and/or (4) real estate valuations. The final determination of these estimated fair values, the assets’ useful lives and the depreciation and amortization methods are dependent upon certain valuations and other analyses that have not yet been completed, and as previously stated could differ materially from the amounts presented in the unaudited pro forma condensed combined financial statements. The final determination will be completed as soon as practicable but no later than one year after the consummation of the Mergers. Any increase or decrease in the fair value of the net assets acquired, as compared to the information shown herein, could change the portion of the purchase consideration allocable to goodwill and could impact the operating results of the combined company following the Mergers due to differences in the allocation of the purchase consideration, as well as changes in the depreciation and amortization related to some of the acquired assets.

NOTE 6: Merger Adjustments

Balance Sheet

The following notes explain each pro forma adjustment on the unaudited pro forma condensed combined balance sheet as of June 30, 2021 assuming the Mergers had occurred on June 30, 2021.

(A)– To record the STAR real estate assets at fair value.  We estimated fair value by using a cap rate approach using the underlying properties' net operating income and cap rate ranges between 4.0% and 4.6%.

(B)–  To remove the historical accumulated depreciation of STAR prior to the Mergers.

(C)– To eliminate historical goodwill and intangible assets of STAR and record the new value of such assets based on their preliminary fair value.

(D)– To record the STAR indebtedness at fair value based upon the preliminary valuation of these liabilities. The preliminary fair value of indebtedness has been estimated using a discounted cash flow analysis using estimates of observable market interest rates.

(E)– "Accounts payable and accrued expenses" and "Retained earnings (accumulated deficit)" were adjusted for estimated transaction costs anticipated to be paid by IRT and STAR prior to, or concurrent with, the closing of the Mergers of approximately $39.7 million consisting primarily of fees for investment bankers and legal, accounting, and tax advisors. Estimated costs are based on actual expenses incurred to date and each party’s best estimate of its remaining fees as provided to IRT and STAR.

(F)– To eliminate the historical equity of STAR and to record the issuance of shares of IRT common stock and IRT OP common units in the Mergers.  As described in Note 5, the fair value of IRT common stock and IRT OP common units to be issued to former holders of STAR common stock and STAR OP common units is based on the per share closing price of IRT common stock of $19.79 on July 22, 2021.

(G)– To eliminate the historical non-controlling interest of STAR and to record the issuance of IRT OP common units in conjunction with the Mergers.  As described in Note 5, the fair value of IRT OP common units to be issued in the Mergers is based on the per share closing price of IRT common stock of $19.79 on July 22, 2021.

Statements of Operations

The following notes explain each pro forma adjustment on the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 assuming the Mergers had occurred on January 1, 2020.

(H)– To eliminate STAR's historical depreciation and amortization expense and to recognize depreciation and amortization expense based on the fair value the STAR’s tangible and intangible assets acquired as described above.

(I)– To adjust interest expense for the amortization of the fair market value adjustment recorded with respect to STAR's indebtedness as described in adjustment (E) above.

(J)– To adjust income (loss) allocated to non-controlling interests for the common unitholders’ combined ownership percentage of 3.3% in the consolidated results of the Combined Company.

(K)- To adjust historical weighted average basis and diluted shares for the IRT stock issued to STAR stockholders in accordance with the Exchange Ratio set forth in the Merger Agreement.

RISK FACTORS

Investing in our common stock involves risks. Before purchasing the shares of our common stock offered by this prospectus supplement and the accompanying prospectus, in addition to other information contained in this prospectus supplement and the accompanying prospectus, you should consider carefully the risk factors described below, as well as the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 18, 2021 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. The risks and uncertainties that we discuss in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus are those that we currently believe may materially affect us. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects.

Risks Related to this Offering

We can provide no assurance that we will be successful in consummating our pending mergers with STAR and STAR OP or that the mergers, if consummated, will provide the benefits we expect.

There can be no assurance that we will be successful in consummating our pending mergers with the STAR parties or that the mergers, if consummated, will provide the benefits we expect. Our pending mergers with STAR and STAR OP present a variety of risks for us, and for investors in this offering, including those risks described under “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

The market price and trading volume of our common stock may fluctuate substantially.

The stock markets, including the New York Stock Exchange, on which our common stock is listed, historically have experienced significant price and volume fluctuations. As a result, the market price of our common stock is likely to be similarly volatile, and investors in our common stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The trading price of our common stock could be subject to wide fluctuations in response to a number of factors, including those listed below and elsewhere in this “Risk Factors” section:

•	our operating performance and the performance of other similar companies;
•	the impact of our pending mergers with the STAR parties;
•	actual or anticipated changes in our business strategy or prospects;
•	actual or anticipated variations in our quarterly operating results or dividends;
•	equity issuances by us, or stock resales by our stockholders or the perception that such issuances or resales could occur;
•	the acquisition activity discussed elsewhere in this prospectus supplement;
•	the passage of legislation or other regulatory developments that adversely affect us or the assets in which we seek to invest;
•	changes in market valuations of similar companies;
•	additions to or departures of our key personnel;
•	actions by our stockholders;

•	adverse market reaction to any increased indebtedness we may incur in the future;
•	changes in accounting principles;
•	speculation in the press or investment community;
•	the realization of any of the other risk factors presented in this prospectus supplement or the accompanying prospectus; and
•	general market and economic conditions.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert management’s attention and resources, which could have a material adverse effect on our cash flows, our ability to execute our business strategy and our ability to make distributions to our stockholders.

Future sales of our common stock may adversely affect the market price of our common stock.

Sales of substantial amounts of our common stock into the public market, through this offering or otherwise, or the perception that such sales could occur, may adversely affect the market price of our common stock. In addition, we may issue from time to time additional shares of common stock or other securities to fund potential acquisitions and new investments or for other purposes. We are not required to offer any such shares of common stock or other securities to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future securities issuances, which may dilute the existing stockholders’ interests in us.

Future offerings of debt or preferred equity securities, which could rank senior to our common stock, may adversely affect the market price of our common stock.

If we decide to issue debt or preferred equity securities in the future, which could rank senior to our common stock, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue additional debt or preferred equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of our common stock will bear the risk of our future offerings of debt or preferred equity securities, reducing the market price of our common stock and diluting the value of their stock holdings in us.

Investing in our common stock may involve a high degree of risk.

The investments that we make in accordance with our investment objectives may result in a high amount of risk, volatility or loss of principal when compared to alternative investment options. Our investments may be highly speculative and aggressive, and therefore an investment in our common stock may not be suitable for someone with lower risk tolerance.

Risks Related to the Forward Sale Agreement

An affiliate of one of the underwriters may receive benefits in connection with this offering.

We have entered into a forward sale agreement with Bank of Montreal, an affiliate of one of the underwriters, which we refer to in this capacity as the forward purchaser. In addition, affiliates of certain of the underwriters in this offering are lenders under our unsecured credit facility. To the extent that we use a portion of the net proceeds we receive from this offering to repay borrowings outstanding under our unsecured credit facility, such affiliates will receive their respective proportionate share of any amount of the unsecured credit facility that is repaid with the net proceeds of this offering. These transactions create potential conflicts of interest because such underwriters have an interest in the successful completion of this offering beyond the sales commissions they will receive. The interest may influence the decision regarding the terms and circumstances under which the offering is completed.

Settlement provisions contained in the forward sale agreement could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.

The forward purchaser has the right to accelerate its forward sale agreement and require us to settle on a date specified by the forward purchaser if:

•the forward purchaser is unable to establish, maintain or unwind its hedge position with respect to the forward sale agreement;

•the forward purchaser determines that it is unable, after using commercially reasonable efforts, to continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying the forward sale agreement, subject to a prior notice requirement;

•certain ownership thresholds applicable to the forward purchaser and its affiliates are exceeded;

•an extraordinary event (including certain mergers or tender offers or the delisting of our common stock) occurs or there is a public announcement of an event or transaction that, if consummated, would constitute such an extraordinary event; or

•certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into such forward sale agreement, our bankruptcy or a change in law.

The forward purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of any forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the forward sale agreement or, if we so elect and such forward purchaser so permits our election, net share settlement provisions of the forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, return on equity and dividends per share.

We expect that the forward sale agreement will settle no later than July 30, 2022. However, the forward sale agreement may be settled earlier than the latest potential settlement date specified in the forward sale agreement in whole or in part at our option. We expect that the forward sale agreement will be physically settled by delivery of shares of our common stock unless we elect to cash settle or net share settle the forward sale agreement. Upon physical settlement or, if we so elect, net share settlement of a forward sale agreement, delivery of shares of our common stock in connection with such physical settlement or, to the extent we are obligated to deliver shares of our common stock, net share settlement, will result in dilution to our earnings per share, return on equity and dividends per share. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying the forward sale agreement, we expect that the forward purchaser or its affiliate will purchase a number of shares of our common stock necessary to satisfy its or its affiliate’s obligation to return the shares of our common stock borrowed from third parties in connection with sales of shares of our common stock in relation to the forward sale agreement, adjusted in the case of net share settlement, by any shares deliverable by or to us under the forward sale agreement. In addition, the purchase of shares of our common stock in connection with the forward purchaser (or its affiliate) unwinding its hedge position could cause the price of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to the forward purchaser (or decreasing the amount of cash that the forward purchaser would owe us) upon cash settlement or increasing the number of shares of our common stock we would deliver to the forward purchaser (or decreasing the number of shares of our common stock that the forward purchaser would deliver to us) upon net share settlement.

The forward sale price that we expect to receive upon physical settlement of the forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a variable spread based upon the daily borrow cost incurred by the forward purchaser when borrowing our common stock and will be decreased based on amounts related to dividends on our common stock during the term of the forward sale agreement. If the specified daily rate is less than the variable spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. As of the date of this prospectus supplement, the specified daily rate was greater than the variable spread. As a result of such decreases and/or reductions to the forward sale price, we could receive less than the initial forward sale price per share upon physical settlement of the forward sale agreement. If the market value of our common stock, determined in accordance with the terms of the forward sale agreement, during the relevant valuation period under the forward sale agreement is above the forward sale price, in the case of cash settlement, we would pay the forward purchaser under the forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the forward purchaser a number of shares of our common stock having a value, determined in accordance with the terms of the forward sale agreement, equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement of the forward sale agreement. See “Underwriting—Forward Sale Agreement” for information on the forward sale agreement.

If the forward purchaser or its affiliate does not sell all the shares of our common stock to be sold by it pursuant to the terms of the underwriting agreement (including because insufficient shares of our common stock were made available by securities lenders for borrowing), we will issue and sell directly to the underwriters the number of shares of our common stock not sold by the forward purchaser or its affiliate which may result in dilution to our earnings per share, return on equity and dividends per share. Under such circumstances, the number of shares of our common stock underlying the forward sale agreement will be decreased by the number of shares of our common stock that we issue and sell. The stock loan market is volatile, and it is uncertain whether sufficient shares of our common stock will be made available for borrowing prior to closing.

In case of our bankruptcy or insolvency, the forward sale agreement will automatically terminate, and we would not receive the expected net proceeds from the sale of shares of our common stock under the agreement.

If we institute, or a regulatory authority with jurisdiction over us institutes, or we consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, and we consent to such a petition, the forward sale agreement will automatically terminate. If the forward sale agreement terminates under these circumstances, we would not be obligated to deliver to the forward purchaser any of our common stock not previously delivered, and the forward purchaser would be discharged from its obligation to pay the forward sale price per share in respect of any of our common stock not previously settled under the forward sale agreement. Therefore, to the extent that there are any shares of our common stock with respect to which the forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the forward sale price per share in respect of those shares of our common stock.

The U.S. federal income tax treatment of the cash that we might receive from cash settlement of the forward sale agreement is unclear and could jeopardize our ability to meet the REIT qualification requirements.

In the event that we elect to settle the forward sale agreement for cash and the settlement price is below the forward sale price, we would be entitled to receive a cash payment from the forward purchaser. Under Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. Although we believe that any amount received by us in exchange for our stock would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether a forward sale agreement qualifies as a “securities futures contract,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of the forward sale agreement, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. In that case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status. Even if the relief provisions apply, we will be subject to a 100% tax on the greater of (1) the excess of 75% of our gross income (excluding gross income from prohibited transactions) over the amount of such income attributable to sources that qualify under the 75% test or (2) the excess of 95% of our gross income (excluding gross income from prohibited transactions) over the amount of such gross income attributable to sources that qualify under the 95% test, as discussed in Exhibit 99.1 to our Annual Report on Form 10-K for the year ended December 31, 2020 (“Material U.S. Federal Income Tax Considerations”) multiplied in either case by a fraction intended to reflect our profitability. In the event that these relief provisions were not available, we could lose our REIT status under the Code.

USE OF PROCEEDS

We will not initially receive any proceeds from the sale of shares of our common stock by the forward purchaser or its affiliate in this offering, unless an event occurs that requires us to sell shares of our common stock to the underwriters in lieu of the forward purchaser or its affiliate selling shares of our common stock to the underwriters.

Assuming full physical settlement of the forward sale agreement at an initial forward sale price of $17.04 per share and that the underwriters have not exercised their option to purchase additional shares of common stock in this offering, we expect to receive net proceeds of approximately $238.6 million (before deducting estimated expenses related to the forward sale agreement and this offering), subject to certain adjustments pursuant to the forward sale agreement. We expect full physical settlement to occur no later than July 30, 2022. The forward sale price that we expect to receive upon physical settlement of the forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the specified daily rate less a variable spread based upon the daily borrow cost incurred by the forward purchaser when borrowing our common stock and will be subject to decrease on certain dates based on amounts related to dividends on shares of our common stock during the term of the forward sale agreement. If the specified daily rate is less than the variable spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. As of the date of this prospectus supplement, the specified daily rate was greater than the variable spread.

If, however, we elect to cash settle the forward sale agreement, we would expect to receive an amount of proceeds that is significantly lower than the estimate described above, and we may not receive any net proceeds (or may owe cash to the forward purchaser). If we elect to net share settle the forward sale agreement in full, we would not receive any proceeds from the forward purchaser, and we may owe shares of our common stock to the forward purchaser in certain circumstances.

We intend to contribute any cash net proceeds that we receive upon the settlement of the forward sale agreement (and from the sale of any shares of our common stock that we may sell to the underwriters in lieu of the forward purchaser or its affiliate selling our common stock to the underwriters) to IROP in exchange for common units in IROP.  Through IROP, we intend to use substantially all of such cash net proceeds to repay indebtedness, including, potentially, indebtedness that we will assume upon consummation of our pending mergers with STAR and STAR OP, and to use the balance of the proceeds for general working capital, including to pay fees and expenses that we have incurred and will continue to incur in connection with the pending mergers.

If the pending mergers are not consummated for any reason, we will have broad discretion to use the net proceeds of this offering for general business purposes, including other acquisitions and repayment of indebtedness.

Pending application of the cash net proceeds of this offering, we intend to invest the net proceeds temporarily in interest-bearing, short-term investment-grade securities, money-market accounts or checking accounts, which are consistent with our qualification as a REIT. Such investments may include, for example, government and government agency certificates, certificates of deposit, interest-bearing bank deposits and mortgage loan participations.

As of July 26, 2021, we had (i) $200.0 million outstanding under the unsecured term loan portion of our credit facility maturing in May 2026, and (ii) $137.5 million outstanding under the unsecured revolving credit portion of our credit facility maturing in May 2023. Outstanding borrowings under the unsecured term loan portion of our credit facility maturing in 2029 currently bear interest at the London Interbank Offered Rate (LIBOR) plus 1.25% and outstanding borrowings under the unsecured revolving credit portion of our credit facility maturing in 2023 currently bear interest at LIBOR plus 1.35%.  We have the option to extend the maturity date for the revolving credit portion of our credit facility for two six-month extension periods, subject to payment of an extension fee and other customary conditions and limitations.

Affiliates of certain of the underwriters are lenders under our unsecured revolving credit and term loan facilities. To the extent that we use any of the net proceeds from this offering to repay borrowings outstanding under our unsecured credit facility, such affiliates will receive their respective proportionate share of any amount of our unsecured credit facility that is repaid with the net proceeds from this offering. See “Underwriting—Other Relationships.”

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2021:

•	on an actual basis;

•

on an as adjusted basis to give effect to the issuance and delivery of 14,000,000 shares of our common stock upon full physical settlement of the forward sale agreement executed in connection with the sale by the underwriters of an equal number of shares of common stock in this offering, assuming no exercise of the underwriters’ option to purchase additional shares, and after deducting the underwriting discounts and commissions and estimated expenses of this offering payable by us and the application of the net proceeds from this offering as described under “Use of Proceeds” in this prospectus supplement; and

•

on an as further adjusted basis to give effect to (i) the issuance and delivery of 14,000,000 shares of our common stock upon full physical settlement of the forward sale agreement executed in connection with the sale by the underwriters of an equal number of shares of common stock in this offering, assuming no exercise of the underwriters’ option to purchase additional shares, after deducting the underwriting discounts and commissions and estimated expenses of this offering payable by us and the application of the net proceeds from this offering as described under “Use of Proceeds” in this prospectus supplement and (ii) the issuance of 99.756 million shares of our common stock and approximately 6.429 million IROP Units in the pending mergers (but not the assumption of approximately $2.13 billion of STAR indebtedness upon consummation of the pending mergers).

No adjustments have been made to reflect normal course operations by us or other developments with our business after June 30, 2021. As a result, the as adjusted information provided below is not indicative of our actual consolidated capitalization as of any date. This table should be read in conjunction with the financial statements, accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, in each case incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the pro forma condensed consolidated financial information contained herein.

As of June 30, 2021
(Dollars in thousands)
	Actual	As Adjusted	As further adjusted
Indebtedness
Unsecured revolving credit facility	$118,150	$-	$-
Unsecured term loans	497,752	379,342	379,342
Mortgages	440,561	440,561	440,561
Total (1)	1,056,463	819,903	819,903
Equity:
Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding, actual and as adjusted	-	-	-
Common stock, $0.01 par value, 300,000,000 shares authorized, 105,109,649 shares issued and outstanding, actual, and 119,109,649 shares issued and outstanding, as adjusted, and 218,866,116 shares issued and outstanding, as further adjusted (2)	1,051	1,191	2,189
Additional paid-in capital	963,754	1,200,174	3,173,357
Accumulated other comprehensive income (loss)	(22,011)	(22,011)	(22,011)
Retained earnings (accumulated deficit)	(199,350)	(199,350)	(199,350)
Total stockholders' equity	743,444	980,004	2,954,184
Non-controlling interests	3,839	3,839	131,078
Total Capitalization	$1,803,746	$1,803,746	$3,905,166

(1) Excludes our assumption of approximately $2.13 billion of STAR indebtedness upon consummation of the pending mergers.

(2) Excludes: (i) up to 552,360 shares of our common stock issuable upon the exchange of the same number of outstanding IROP Units and (ii)  up to 6,429,481 shares of our common stock issuable upon the exchange of the same number of IROP Units in the partnership merger. Effective July 27, 2021, we amended our Articles of Restatement to increase the number of authorized shares of common stock, $0.01 par value, from 300,000,000 to 500,000,000.

UNDERWRITING

Barclays Capital Inc. and BMO Capital Markets Corp. are acting as the representatives of the underwriters named below.  Subject to the terms and conditions stated in the underwriting agreement, each underwriter named below has severally agreed to purchase, and we and the forward purchaser, or its affiliate as the forward purchaser’s agent, has agreed to sell to that underwriter, the number of shares set forth opposite the underwriter’s name.

Underwriter	Number of Shares
Barclays Capital Inc.	3,080,000
BMO Capital Markets Corp.	3,080,000
Citigroup Global Markets Inc.	2,380,000
KeyBanc Capital Markets Inc.	1,190,000
Robert W. Baird & Co. Incorporated	560,000
BofA Securities, Inc.	560,000
Capital One Securities, Inc.	560,000
Jefferies LLC	560,000
Truist Securities, Inc.	560,000
Regions Securities LLC	490,000
Comerica Securities, Inc.	280,000
Samuel A. Ramirez & Company, Inc.	280,000
Compass Point Research & Trading, LLC	210,000
Ladenburg Thalmann & Co. Inc.	140,000
Bancroft Capital, LLC	70,000
Roberts & Ryan Investments Inc.	-

Total	14,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of our common stock sold under the underwriting agreement if any of these shares are purchased by the forward purchaser.  If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters, the forward purchaser and its affiliate against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters or the forward purchaser or their respective affiliates, as applicable, may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions.  The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering.

	Paid by Us
	No Exercise	Full Exercise
Per Share	$0.71	$0.71
Total	$9,940,000.00	$11,431,000.00

The information assumes (a) either no exercise or full exercise of the underwriters’ option to purchase additional shares, and (b) that the forward sale agreement is fully physically settled based upon the initial forward sale price of $17.04 per share.  If we physically settle the forward sale agreement based upon the initial forward sale price, we expect to receive net proceeds of approximately $236.6 million (or $272.4 million if the underwriters’ option to purchase additional shares is exercised in full and assuming we elect to enter into an additional forward sale agreement) (after deducting fees and estimated expenses related to the forward sale agreement and this offering) subject to certain adjustments as described below, upon settlement of the forward sale agreement, which settlement we expect to occur no later than July 30, 2022.

We estimate that our total offering expenses will be approximately $2.0 million.

Forward Sale Agreement

We have entered into a forward sale agreement with the forward purchaser, relating to an aggregate of 14,000,000 shares of our common stock.  In connection with such forward sale agreement, the forward purchaser or its affiliate is borrowing from third parties and selling to the underwriters an aggregate of 14,000,000 shares of our common stock that will be sold in this offering.  If the  forward purchaser or its affiliate does not deliver and sell all of the shares of our common stock to be sold by it to the underwriters, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that the forward purchaser or its affiliate does not sell and the number of shares underlying the forward sale agreement will be decreased in respect of the number of shares that we issue and sell.  In such event, the underwriters will have the right to postpone the closing date for one business day to effect any necessary changes to the documents or arrangements.

We will not initially receive any proceeds from the sale of our common stock by the forward purchaser or its affiliate but we expect to receive an amount equal to the net proceeds from the sale of the borrowed shares of our common stock sold in this offering, subject to certain adjustments pursuant to the forward sale agreement, at the forward sale price, from the forward purchaser upon full physical settlement of the forward sale agreement.  We will only receive such proceeds if we elect to fully physically settle a forward sale agreement.

We expect to physically settle the forward sale agreement no later than July 30, 2022, subject to acceleration by the forward purchaser upon the occurrence of certain events.  On a settlement date, if we decide to physically settle the forward sale agreement, we will issue shares of our common stock to the forward purchaser under the forward sales agreement at the then-applicable forward sale price.  The forward sale price initially will be $17.04, which is the price to be paid to the forward purchaser or its affiliate by the underwriters. The forward sale agreement provides that the forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the specified daily rate less a variable spread based upon among other things the daily borrow cost incurred by the forward purchaser when borrowing our common stock and will be subject to decrease on certain dates based on amounts related to dividends on shares of our common stock during the term of the forward sale agreement.  If the specified daily rate is less than the variable spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.  As of the date of this prospectus supplement, the specified daily rate was greater than the variable spread.

We expect that before the issuance of shares of our common stock in connection with the forward sale agreement upon physical or net share settlement of the forward sale agreement, the shares issuable upon settlement of the forward sale agreement will be reflected in our diluted earnings per share, return on equity and dividends per share calculations using the treasury stock method.  Under this method, the number of shares of our common stock used in calculating diluted earnings per share, return on equity and dividends per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price of our common stock during the relevant reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period).

Consequently, before physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the adjusted forward sale price, subject to increase or decrease based on a specified daily rate, less a variable spread based upon the daily borrow cost incurred by the forward purchaser when borrowing our common stock, and subject to decrease by amounts related to dividends on our common stock during the term of the forward sale agreement.  However, if we physically or net share settle the forward sale agreement, the delivery by us of shares of our common stock would result in an increase in the number of shares outstanding and dilution to our earnings per share, return on equity and dividends per share.

Except under limited circumstances, we have the right to elect physical, cash or net share settlement under the forward sale agreement.  Although we expect to settle the forward sale agreement entirely by delivering shares of our common stock, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement if we conclude that it is in our interest to do so.  For example, we may conclude that it is in our interest to cash settle or net share settle the forward sale agreement if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement.  In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of shares of our common stock underlying the forward sale agreement.

If we elect to physically settle the forward sale agreement by issuing and delivering shares of our common stock, we will receive an amount of cash from the forward purchaser equal to the product of the forward sale price per share, as adjusted pursuant to the forward sale agreement, and the number of shares of our common stock underlying the forward sale agreement.  In the event that we elect to cash settle, the settlement amount will be generally related to (1) (a) the weighted average price at which the forward purchaser or its affiliate purchases shares of our common stock during the relevant valuation period for such settlement under such forward sale agreement minus (b) the forward sale price; multiplied by (2) the number of shares of our common stock underlying the forward sale agreement subject to cash settlement.  In the event we elect to net share settle, the settlement amount will be generally related to (1) (a) the weighted average price at which the forward purchaser or its affiliate purchases shares of our common stock during the relevant valuation period for such settlement under the forward sale agreement minus (b) the forward sale price; multiplied by (2) the number of shares of our common stock underlying the forward sale agreement subject to such net share settlement.  If this settlement amount is a negative number, the forward purchaser will pay us the absolute value of that amount (in the case of cash settlement) or deliver to us a number of shares of our common stock having a value, determined pursuant to the terms of the forward sale agreement, equal to the absolute value of such amount (in the event of net share settlement).  If this settlement amount is a positive number, we will pay the forward purchaser that amount (in the case of cash settlement) or deliver to the forward purchaser a number of shares of our common stock having a value, determined pursuant to the terms of the forward sale agreement, equal to such amount (in the event of net share settlement).  In connection with any cash settlement or net share settlement, we would expect the forward purchaser or its affiliate to purchase shares of our common stock in secondary market transactions for delivery to third-party stock lenders to close out the forward purchaser’s hedge position in respect of the forward sale agreement and, if applicable, for delivery to us under a net share settlement.  The purchase of shares of our common stock in connection with the forward purchaser or its affiliate unwinding its hedge position could cause the price of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to the forward purchaser (or decreasing the amount of cash that the forward purchaser would owe us) upon cash settlement or increasing the number of shares of our common stock we would deliver to the forward purchaser (or decreasing the number of shares of our common stock that the forward purchaser would deliver to us) upon net share settlement.

The forward purchaser has the right to accelerate the forward sale agreement and require us to settle on a date specified by the forward purchaser if:

•	the forward purchaser is unable to establish, maintain or unwind its hedge position with respect to the forward sale agreement;
•

the forward purchaser determines that it is unable, after using commercially reasonable efforts, to continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying the forward sale agreement, subject to a prior notice requirement;

•	certain ownership thresholds applicable to the forward purchaser and its affiliate are exceeded;

•

an extraordinary event (including certain mergers or tender offers or the delisting of our common stock) occurs or there is a public announcement of an event or transaction that, if consummated, would constitute such an extraordinary event; or

•

certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the forward sale agreement, our bankruptcy or a change in law.

The forward purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of the forward sale agreement will be made irrespective of our interests, including our need for capital.  In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the forward sale agreement or, if we so elect and the forward purchaser so permits our election, net share settlement provisions of the forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, return on equity and dividends per share.  In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the forward sale agreement will terminate without further liability of either party.  Following any such termination, we would not issue any shares of our common stock or receive any proceeds pursuant to the forward sale agreement.  See “Risk Factors—Risks Related to Forward Sale Agreement.”

Option to Purchase Additional Shares

We have granted the underwriters a 30-day option from the date of this prospectus supplement, exercisable in whole or in part from time to time, to purchase up to an additional 2,100,000 shares of our common stock at the price per share set forth on the cover page of this prospectus supplement, less any dividends or distributions payable on the shares initially purchased by the underwriters but not payable on such option shares.  If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above.  Upon any exercise of such option, we may elect that such additional shares of common stock be sold by the forward purchaser or its affiliate to the underwriters, in which case we will enter into an additional forward sale agreement with the forward purchaser in respect of the number of shares that are subject to the exercise of such option.  Unless the context requires otherwise, the term “forward sale agreement” as used in this prospectus supplement includes any additional forward sale agreements that we enter into in connection with the exercise, by the underwriters, of their option to purchase additional shares of our common stock.  In the event that we enter into an additional forward sale agreement and if the forward purchaser or its affiliate does not deliver and sell all of the shares of our common stock to be sold by it in connection with the exercise of such option, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares that the forward purchaser or its affiliate does not deliver and sell, and the number of shares underlying the forward sale agreement will not be increased in respect of the number of shares that we issue and sell.

The additional forward sale agreement that we will enter into in the event the underwriters exercise their option to purchase additional shares of our common stock will be on substantially the same terms as the initial forward sale agreement described above, except that it will cover only the number of shares of our common stock that are subject to such option exercise and the initial forward sale price under the additional forward sale agreement will be the initial forward sale price under the initial forward sale agreement, subject to certain adjustments.

No Sales of Similar Securities

We, our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for or exercisable for common stock, including common units in our operating partnership, for a period of 60 days after the date of this prospectus supplement without first obtaining the written consent of Barclays Capital Inc. and BMO Capital Markets Corp.  Specifically, we and these other persons have agreed, with certain limited exceptions not to directly or indirectly:

•	offer, sell, pledge or otherwise dispose any common stock;
•	sell any option or contract to purchase any common stock;

•	purchase any option or contract to sell any common stock;
•	grant any option, right or warrant for the sale of any common stock;
•	lend or otherwise dispose of or transfer any common stock;
•	request or demand that we file a registration statement related to the common stock; or
•	enter into any swap or other derivatives transaction that transfers to another, in whole or in part, the economic benefits or risks of ownership of any common stock.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock, including common units in our operating partnership.  It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

New York Stock Exchange Listing

Shares of our common stock are listed on the NYSE under the symbol “IRT.”

Short Positions

In connection with the offering, the underwriters may purchase and sell our common stock in the open market.  These transactions may include short sales and purchases on the open market to cover positions created by short sales.  Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above.  The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market.  In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option.  The underwriters must close out any naked short position by purchasing shares in the open market.  A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock.  As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market.  The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock.  In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Conflicts of Interest

All of the proceeds of this offering (excluding proceeds paid to us with respect to any shares of our common stock that we may sell to the underwriters in lieu of the forward purchaser or its affiliate selling our common stock to the underwriters) will be paid to the forward purchaser.  As a result, BMO Capital Markets Corp., or its affiliates, will receive more than 5% of the net proceeds of this offering, not including the underwriting discount.  Nonetheless, in accordance with Rule 5121 of the Financial Industry Regulatory Authority Inc., the appointment of a qualified independent underwriter is not necessary in connection with this offering because REITs are excluded from that requirement.

In addition, as described under “Use of Proceeds,” any net proceeds that we receive from this offering may be used to repay outstanding indebtedness.  Affiliates of certain of the underwriters are lenders under our unsecured credit facility and the underwriters and/or their respective affiliates may from time to time hold our debt securities or other indebtedness.  To the extent that we use any of the net proceeds from this offering to repay borrowings outstanding under our unsecured credit facility, such affiliates will receive their respective proportionate share of any amount of our unsecured credit facility that is repaid with the net proceeds from this offering.  If 5% or more of such net proceeds (not including the underwriting discount) is used to repay indebtedness owed to at least one of the underwriters and/or affiliates of such underwriter, such underwriter or underwriters will also be deemed to have a conflict of interest.  Nonetheless, in accordance with Rule 5121 of the Financial Industry Regulatory Authority Inc., the appointment of a qualified independent underwriter is not necessary in connection with this offering because REITs are excluded from that requirement.  See “Use of Proceeds” and “—Other Relationships” in this prospectus supplement.

Other Relationships

In the ordinary course of their business, the underwriters, the forward purchaser, or their respective affiliates have in the past performed, and may continue to perform, investment banking, broker dealer, financial advisory or other services for us, for which they received or may receive customary fees and commissions.  Affiliates of BMO Capital Markets Corp., Citigroup Global Markets Inc., KeyBanc Capital Markets Inc., BofA Securities, Inc., Capital One Securities, Inc., Jeffries LLC, Truist Securities Inc., Regions Securities LLC and Comerica Securities, Inc. are lenders under our unsecured credit facility. Associated Investment Services, Inc. (AIS), a Financial Industry Regulatory Authority member, a subsidiary of Associated Banc-Corp, is being paid a referral fee by Samuel A. Ramirez & Company, Inc. In addition, affiliates of Barclays Capital Inc. and BMO Capital Markets Corp. are acting as financial advisors on the pending mergers.

The underwriters, forward purchaser and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers.  Such investment and securities activities may involve securities and/or instruments of ours or our affiliates.  Of the underwriters (or their affiliates) and the forward purchaser (or its affiliates) that have lending relationships with us, certain of them routinely hedge and others may hedge their credit exposure to us consistent with their customary risk management policies.  Typically, these underwriters, forward purchaser, and/or their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities.  Any such credit default swaps or short positions could adversely affect future trading prices of the common stock offered hereby.  The underwriters, forward purchaser and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to this offering.  This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act.  Any person acquiring the Shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person.  It does not contain any securities recommendations or financial product advice.  Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, the shares as principal and that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.  Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.  The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”).  This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA.  It must not be delivered to, or relied on by, any other person.  The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers.  The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement.  The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale.  Prospective purchasers of the shares offered should conduct their own due diligence on the shares.  If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area (each a “Member State”), no offer of shares which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representatives for any such offer; or
C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares referred to in (A) to (C) above shall result in a requirement for the Company or any Representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Member State to whom any offer of shares is made or who receives any communication in respect of any offer of ordinary shares, or who initially acquires any shares will be deemed to have represented, warranted, acknowledged and agreed to and with each Representative and the Company that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the Representatives has been given to the offer or resale; or where ordinary shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those ordinary shares to it is not treated under the Prospectus Directive as having been made to such persons.

The Company, the Representatives and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus supplement has been prepared on the basis that any offer of shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares.  Accordingly any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the Representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer.  Neither the Company nor the Representatives have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the Representatives to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in each Member State.

Prohibition of Sales to European Economic Area Retail Investors

The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area.  For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”).  Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the shares or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of shares in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes.  This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive.

Notice to Prospective Investors in the United Kingdom

In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).  This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons.  In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.  No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in the Netherlands

The shares of our common stock offered hereby may not, directly or indirectly, be offered or acquired in the Netherlands and this prospectus supplement may not be circulated in the Netherlands, as part of an initial distribution or any time thereafter, other than to individuals or (legal) entities who or which qualify as qualified investors within the meaning of Article 1:1 of the Financial Supervision Act (Wet op het financieel toezicht) as amended from time to time.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland.  This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland.  Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us or the shares have been or will be filed with or approved by any Swiss regulatory authority.  In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”).  The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore.  Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our common stock may not be circulated or distributed, nor may our common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where our common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired our common stock pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations).

Notice to Prospective Investors in Norway

This prospectus supplement and the accompanying prospectus have not been produced in accordance with the prospectus requirements laid down in the Norwegian Securities Trading Act 2007.  This prospectus supplement and the accompanying prospectus have not been approved or disapproved by, or registered with, the Norwegian Financial Supervisory Authority (Finanstilsynet) nor the Norwegian Registry of Business Enterprises.

The shares of our common stock described herein have not been and will not be offered or sold to the public in Norway, and no offering or marketing materials relating to the shares of our common stock may be made available or distributed in any way that would constitute, directly or indirectly, an offer to the public in Norway.  This prospectus supplement and the accompanying prospectus are for the recipient only and may not in any way be forwarded to any other person or to the public in Norway.

LEGAL MATTERS

Certain legal matters relating to this offering, including the validity of the shares of the common stock offered hereby, will be passed upon for us by Troutman Pepper Hamilton Sanders LLP.  Certain legal matters relating to this offering will be passed upon for the underwriters and the forward purchaser by Fried, Frank, Harris, Shriver & Jacobson LLP.  Ballard Spahr LLP, Baltimore Maryland, will issue an opinion to the underwriters and the forward purchaser regarding certain matters of Maryland law, including the validity of the common stock to be issued in connection with this offering.  Fried, Frank, Harris, Shriver & Jacobson LLP may rely upon the opinion of Ballard Spahr LLP.

EXPERTS

The consolidated financial statements of Independence Realty Trust, Inc. and subsidiaries as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Steadfast Apartment REIT, Inc. as of December 31, 2020 and 2019, and for each of the three years in the period ended December 31, 2020 appearing in Independence Realty Trust, Inc.’s Current Report on Form 8-K dated July 26, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Independence Realty Trust, Inc.

Common Stock

Preferred Stock

Stock Purchase Contracts

Depositary Shares

Warrants

Rights

Units

Independence Realty Trust, Inc., a Maryland corporation, and selling security holders may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities: common stock, preferred stock, stock purchase contracts, depositary shares representing our preferred stock, warrants to purchase our common stock, preferred stock or depositary shares representing our preferred stock, rights to purchase common stock and units representing an interest in two or more securities.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered.  Each time either we or selling security holders sell securities, a prospectus supplement will be provided that will contain specific information about the terms and conditions of any securities offered, any net proceeds that we expect to receive from the sale of such securities and the specific manner in which the securities will be offered and the identity of any selling security holders.  The applicable prospectus supplement will also contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement.  The prospectus supplement may add to, update or change the information in this prospectus.  You should read this prospectus and any prospectus supplement carefully before you invest in our securities.  This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We or selling security holders may offer the securities directly to investors, through agents designated from time to time by us, or to or through underwriters or dealers.  We will not receive any of the proceeds from the sale of securities by the selling security holders.  If any agents, underwriters or dealers are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement.  For more detailed information, see “Plan of Distribution” in this prospectus.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “IRT.” On June 12, 2020, the last reported sale price of our common stock on the NYSE was $11.29 per share.  Our principal executive offices are located at 1835 Market Street, Suite 2601, Philadelphia, Pennsylvania 19103 and our telephone number is (267) 270-4800.

We impose certain restrictions on the ownership and transfer of our capital stock.  You should read the information under the section entitled “Description of Capital Stock-Restrictions on Ownership and Transfer” in this prospectus for a description of these restrictions.

Investing in our securities involves risks.  See “Risk Factors“ on page 3 of this prospectus as well as the risk factors contained in documents that we file with the Securities and Exchange Commission and which are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

This date of this prospectus is June 15, 2020

You should rely only on the information contained in this prospectus and any accompanying prospectus supplement or incorporated by reference herein or therein.  We have not authorized any other person to provide you with different or additional information.  If anyone provides you with different or additional information, you should not rely on it.  This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation.  You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or securities are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date.  Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed.  We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act.” By using an automatic shelf registration statement, we or any selling security holder to be named in a prospectus supplement may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus.  The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus.  Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we or any selling security holder to be named in a prospectus supplement may offer, you should review the full text of these documents.  The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

This prospectus only provides you with a general description of the securities we or any selling security holder may offer.  Each time we or any selling security holder sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities.  The prospectus supplement also may add, update or change information contained in this prospectus.  If there is an inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.  You should read carefully both this prospectus and any prospectus supplement together with the additional information described below under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We are not making an offer of these securities in any jurisdiction where the offer is not permitted.  You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the applicable document.

Unless otherwise indicated or the context requires otherwise, references in this prospectus to the “company,” “IRT,” “we,” “us,” and “our” are to Independence Realty Trust, Inc., a Maryland corporation, and its consolidated subsidiaries, including Independence Realty Operating Partnership, L.P., a Delaware limited partnership, which we refer to in this prospectus as our “Operating Partnership.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents that we incorporate by reference herein and therein, each contain “forward-looking statements” within the meaning of the safe harbor from civil liability set forth in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  You can identify forward-looking statements by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions.  Forward-looking statements include, among others, statements about our future financial condition, results of operations, our business strategy and objectives, including our acquisition strategy, our value add initiatives, occupancy and leasing rates and trends, and expected liquidity needs and sources (including capital expenditures and the ability to obtain financing or raise capital).  Our forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by our forward-looking statements are reasonable, we can give no assurance that our plans, intentions, expectations, strategies or prospects will be attained or achieved and you should not place undue reliance on these forward-looking statements.  Furthermore, actual results may differ materially from those described in the forward-looking statements and may be affected by a variety of risks and factors including, without limitation:

•	the factors included in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, including those set forth therein under the heading “Risk Factors”;

•	adverse changes in national, regional and local economic conditions;
•	unfavorable changes in apartment market conditions that could adversely affect our occupancy levels and rental rates;
•	competitive factors that may limit our ability to lease our apartment communities or increase or maintain rental rates;
•	competitive factors that may limit our ability to lease our apartment communities or increase or maintain rental rates;
•	the length and severity of the recent novel coronavirus (COVID-19) outbreak, including its impact on demand for multifamily apartment properties and our residents’ ability or willingness to pay rent;
•	volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital;
•	changing interest rates, which could increase our borrowing costs and adversely affect the market price of our securities;
•	delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives;
•	failure of contemplated acquisitions to close on expected terms or to achieve anticipated results;
•

illiquidity of real estate investments, which could make it difficult for us to respond to changing economic or financial conditions or changes in the operating performance of our apartment communities;

•	failure to generate sufficient cash flows to fund our debt service requirements and distributions to stockholders;
•	our inability to comply with financial covenants in our debt agreements;
•	potential damage from natural disasters, including hurricanes and other weather-related events, which could result in substantial costs to us;
•	adverse impacts on our properties or operations from the effects of climate change;
•	uninsured losses due to insurance deductibles, self-insurance retention, uninsured claims or casualties, or losses in excess of applicable coverage;
•	potential liability for environmental contamination;
•	risks from cybersecurity breaches of our information technology systems and the information technology systems of our third party vendors and other third parties;
•	the imposition of federal taxes if we fail to qualify as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended (the “Code”) in any taxable year;
•

our internal control over financial reporting may not be considered effective which could result in a loss of investor confidence in our financial reports, and in turn have an adverse effect on the market price of our securities; and

•	changes in laws and regulations that increase our costs or otherwise adversely affect our business, financial condition or results of operation.

The risks included herein are not exhaustive, and you should be aware that there may be other factors that could adversely affect our business and financial performance.  Moreover, we operate in a very competitive and rapidly changing environment.  New risk factors emerge from time to time and it is not possible for management to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  Investors should also refer to our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are incorporated herein by reference, including those filed in the future, and to other materials we may furnish to the public from time to time through Current Reports on Form 8-K or otherwise, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements.  Any forward-looking statement speaks only as of the date on which it is made.  We expressly disclaim any responsibility to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events, or otherwise, and you should not rely upon these forward-looking statements after the date of this prospectus.

OUR COMPANY

We are a self-administered and self-managed REIT focused on the acquisition, ownership, operation, improvement and management of multifamily apartment properties across non-gateway U.S. markets.  As of March 31, 2020, we owned and operated 58 multifamily apartment properties that contain 15,805 units.  Our properties are located in Georgia, North Carolina, Tennessee, Kentucky, Ohio, Oklahoma, Indiana, Texas, Florida, South Carolina, Missouri, Louisiana, and Alabama.

Our primary business objective is to maximize stockholder value through diligent portfolio management, strong operational performance, and a consistent return of capital through distributions and capital appreciation.  Our investment strategy is focused on: (i) gaining scale within key amenity rich submarkets of non-gateway cities that offer good school districts, high-quality retail and major employment centers and are unlikely to experience substantial new apartment construction in the foreseeable future; (ii) increasing cash flows at our existing apartment properties through prudent property management and strategic renovation projects; and (iii) acquiring additional properties that have strong and stable occupancies and support a rise in rental rates or that have the potential for repositioning through capital expenditures or tailored management strategies.

IRT was formed in 2009 as a Maryland corporation and elected to be taxed as a REIT under the Code, commencing with its taxable year ended December 31, 2011.  IRT owns its assets and conducts its business through the Operating Partnership and its subsidiaries.  IRT controls the Operating Partnership as its sole general partner and, as of March 31, 2020, IRT owned an approximately 99.2% interest in the Operating Partnership.

Our executive offices are located at 1835 Market Street, Suite 2601, Philadelphia, Pennsylvania 19103 and our telephone number is (267) 270-4800.

We maintain a website at irtliving.com.  None of the information on, or accessible through, our website is incorporated in or constitutes a part of, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

An investment in our securities involves risks.  You should carefully consider the risks and uncertainties described in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, incorporated by reference herein, as well as the other information contained and incorporated by reference in this prospectus and any prospectus supplement, before making an investment in our securities.  If any of these risks actually occur, our business, results of operations, financial condition, cash flows and prospects, the market price of our common stock and our ability to make distributions to our stockholders and to satisfy any debt service obligations may be materially and adversely affected.  This could cause the value of our securities to decline and you could lose part or all of your investment.  These risks and uncertainties are not the only ones we face.  Additional risks and uncertainties not presently known to us or that as of the date of this prospectus we deem immaterial may also have a material adverse effect on us.  Some statements included in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement constitute forward-looking statements.  Please refer to the sections entitled “Cautionary Statement Regarding Forward-Looking Statements,” “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

Unless otherwise indicated to the contrary in an accompanying prospectus supplement, we intend to contribute the net proceeds from the sale of securities offered under this prospectus to our Operating Partnership in exchange for interests in our Operating Partnership.  Our Operating Partnership intends to use the net proceeds from any sale of securities covered by this prospectus for general corporate purposes, which may include repayment of indebtedness, acquisitions, development, capital expenditures and additions to working capital.  Until we use the net proceeds for the purposes described above, we may invest them in short-term income producing investments, such as commercial paper, government securities or money market funds that invest in government securities and/or commercial paper that are consistent with our intention to continue to qualify as a REIT for federal income tax purposes.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and, if necessary, will be described in a prospectus supplement.

We will not receive any of the proceeds of the sale by any selling security holders of the securities covered by this prospectus or any prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Common Stock and Preferred Stock

The following description of our shares of common stock and shares of preferred stock sets forth certain general terms and provisions of the shares of common stock and shares of preferred stock to which any prospectus supplement may relate.  The terms of our charter and bylaws are more detailed than the general information provided below.  Therefore, you should carefully consider the actual provisions of these documents.

General

We are authorized to issue 350,000,000 shares of stock, consisting of 300,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share.  Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors and without any action on the part of our stockholders, subject to any preferential rights of any class or series of preferential stock, to amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series.  As of June 12, 2020, we had 94,744,177 outstanding shares of common stock and no outstanding shares of preferred stock.

Our charter provides that none of our stockholders will be personally liable, by reason of status as a stockholder, for any of our debts, claims or other obligations.

Common Stock

All of the shares of our common stock offered hereby will be duly authorized, validly issued, fully paid and non-assessable.  Holders of our common stock:

•	are entitled to receive distributions as authorized by our board of directors and declared by us out of legally available funds;

•

in the event of our voluntary or involuntary liquidation or dissolution, are entitled to share ratably in our distributable assets after satisfaction of our debts and liabilities and any preferential rights of any outstanding shares of preferred stock; and

•

do not have preference, conversion, exchange, sinking fund, redemption rights or preemptive rights to subscribe for any of our securities and generally have no appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of shares, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights.

The transfer agent for our shares of common stock is American Stock Transfer & Trust Company.  Shares of our common stock are held in uncertificated form.

Stockholder Voting

Each share of common stock generally entitles the holder to one vote per share on all matters upon which stockholders are entitled to vote and, except as provided with respect to any class or series of preferred stock that we may issue, the holders of common stock will possess exclusive voting power on all matters as to which stockholders have voting rights.  There is no cumulative voting in the election of directors.  Our bylaws provide that a plurality of the votes cast at a meeting of stockholders duly called at which a quorum is present is sufficient to elect a director and that a majority of the votes cast at a meeting of stockholders duly called at which a quorum is present is sufficient to approve any other matter which may properly come before the meeting, unless a higher vote is required under our charter or applicable statute.  Our board of directors has the power to adopt, amend, alter or repeal any provision of our bylaws and to make new bylaws.  In addition, stockholders have the power to adopt, amend, alter or repeal any provision of our bylaws and to make new bylaws, by the affirmative vote of a majority of all the votes entitled to be cast on the matter at a meeting of stockholders duly called and at which a quorum is present.

Under Maryland law and our charter, generally we may not, without the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter:

•

amend our charter, except to increase or decrease the number of authorized shares of stock of any class or series or the aggregate number of authorized shares of stock, change our name, change the name or other designation or the par value of any class or series of stock, change the aggregate par value of our stock or effect certain reverse stock splits;

•	sell all or substantially all of our assets other than in the ordinary course of our business;
•	cause a merger or consolidation of our company;
•	effect a statutory share exchange; or
•	dissolve our company.

Each stockholder entitled to vote on a matter may do so at a meeting in person or by proxy directing the manner in which he or she desires that his or her vote be cast or without a meeting by a consent in writing or by electronic transmission.  Any proxy must be received by us prior to the date on which the vote is taken.  Pursuant to the Maryland General Corporation Law, or MGCL, and our charter and bylaws, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting (a) by the unanimous consent in writing or by electronic transmission of each stockholder entitled to vote on the matter or (b) if the action is advised and submitted for stockholder approval by our board of directors, by a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting.  Our bylaws require us to provide notice of any action taken by less than unanimous written consent to each stockholder not later than 10 days after the effective time of such action.

Preferred Stock

Our charter authorizes our board of directors, without further stockholder action, to provide for the issuance of shares of preferred stock, in one or more classes or series, with such terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series, as our board of directors shall approve.  We currently have no shares of preferred stock outstanding.

Any shares of preferred stock issued under this registration statement will be issued as one or more new series of shares of preferred stock, the rights, preferences, privileges and restrictions of which will be fixed by articles supplementary relating to each series.  A prospectus supplement relating to each series will specify the terms of the shares of preferred stock, including:

•	the maximum number of shares in the series and the designation of the series;
•	the terms on which dividends, if any, will be paid;
•	the terms on which the shares may be redeemed, if at all;
•	the liquidation preference, if any;
•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;
•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of stock;
•	the voting rights, if any, of the shares of the series; and
•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares of the series.

Our board of directors may authorize the issuance of series of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of common stockholders.  The issuance of shares of preferred stock, which may provide flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of discouraging, delaying or preventing a takeover or change in control, and may cause the market price of shares of common stock to decline or impair the voting and other rights of the holders of shares of common stock.

Restrictions on Ownership and Transfer

In order to maintain our qualification as a REIT, we must meet several requirements concerning the ownership of our outstanding capital stock.  Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include specified private foundations, employee benefit plans and trusts, and charitable trusts, during the last half of a taxable year.  Moreover, 100 or more persons must own our outstanding shares of capital stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

Because our board of directors believes it is essential for our company to continue to qualify as a REIT and for other corporate purposes, our charter, subject to the exceptions described below, provides that no person may beneficially or constructively own, more than 9.8% in value of the aggregate of our outstanding shares of stock and 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of the outstanding shares of our capital stock, including our common stock.

Our charter provides for certain circumstances where our board of directors, in its sole discretion, may except a holder of our shares (prospectively or retroactively) from the 9.8% ownership limitation and impose other limitations and restrictions on ownership.  Additionally, our charter prohibits, subject to the exceptions described below, any transfer of capital stock that would:

•	result in our capital stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution;
•	result in our company being “closely held” under U.S. federal income tax laws (regardless of whether the ownership interest is held during the last half of a taxable year);
•	cause our company to own, actually or constructively, 9.8% or more of the ownership interests in a tenant of our real property; or
•	cause us to fail to qualify, under U.S. federal income tax laws or otherwise, as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons, will be null and void, with the intended transferee acquiring no rights in such shares of stock, and any other prohibited transfer of shares of our stock described above will result in the number of shares that would cause such person to violate the above restrictions (rounded up to the nearest whole share) to be designated as shares-in-trust and transferred automatically to a trust effective at the close of business on the Business Day (as defined in our charter) before the purported transfer of such shares.  The record holder of the shares that are designated as shares-in-trust, or the prohibited owner, will be required to immediately submit such number of shares of capital stock to our company for registration in the name of the trust.  We will designate the trustee, but it will not be affiliated with our company or any prohibited owner.  The beneficiary of the trust will be one or more nonprofit organizations that are named by our company and whose beneficial ownership does not violate any of the ownership restrictions set forth above.  If the transfer to the trust would not be effective for any reason to prevent a violation of the limitations on ownership and transfer, then the transfer of that number of shares that otherwise would cause the violation will be null and void, with the intended transferee acquiring no rights in such shares.

Shares-in-trust will remain shares of issued and outstanding capital stock and will be entitled to the same rights and privileges as all other stock of the same class or series.  The trust will receive all dividends and other distributions on the shares-in-trust and will hold such dividends or other distributions in trust for the benefit of the beneficiary.  The trustee will vote all shares-in-trust and, subject to Maryland law, will have the authority to rescind as void any vote cast by the prohibited owner prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary.  However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares held by the trust to a person, designated by the trustee, whose ownership of the shares will not violate the above ownership limitations.  Upon the sale, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the beneficiary as follows:

The prohibited owner will receive from the trust the lesser of:

•

the price per share such prohibited owner paid for the shares of capital stock that were designated as shares-in-trust or, if the prohibited owner did not give value for the shares (such as in the case of a devise or gift), the market price per share on the date of the event causing the shares to be held as shares-in-trust; or

•	the price per share received by the trust from the sale of such shares-in-trust.

The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee.  The trust will immediately distribute to the beneficiary any amounts received by the trust in excess of the amounts to be paid to the prohibited owner.  If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the prohibited owner, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for the shares that exceeds the amount such prohibited owner was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, the shares-in-trust will be deemed to have been offered for sale to our company, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in the transfer to the trust or, in the case of a gift or devise, the market price per share on the date of the gift or devise; or
•	the market price per share on the date that our company, or our designee, accepts such offer.

We may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee.  We may pay the amount of such reduction to the trustee for the benefit of the beneficiary.  We will have the right to accept such offer until the trustee has sold such shares-in-trust.  Upon a sale to the company, the interest of the beneficiary in the shares sold will terminate and the trustee shall distribute the net proceeds to the prohibited owner.

“Market price” on any date means, with respect to any class or series of outstanding shares, the closing price for such shares on such date.  The “closing price” on any date refers to the last sale price, regular way, as reported by the primary securities exchange or market on which our stock is then listed or quoted for trading.  If our shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market.  If our stock is not so listed or quoted on any national securities exchange, available on an over-the-counter market, or otherwise, at the time of determination of the market price, our board of directors will determine the market price in good faith.

Any person who (a) acquires or attempts or intends to acquire shares in violation of the foregoing restrictions on ownership and transfer of our stock, transfers or receives shares subject to such limitations, or would have owned shares that resulted in a transfer to a beneficial trust, or (b) proposes or attempts any of the transactions in clause (a), is required to give us immediate written notice or, in the case of a proposed or attempted transaction, at least 15 days’ written notice prior to such transaction.  In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

If you own, directly or indirectly, 5% or more, or such lower percentages as required under U.S. federal income tax laws or the regulations promulgated thereunder, of our outstanding shares of stock, then you must, within 30 days of the end of each taxable year, provide to us a written statement or affidavit stating your name and address, the number of shares of capital stock owned directly or indirectly, and a description of how such shares are held.  In addition, each direct or indirect stockholder must provide us such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the ownership limit.

The ownership limit generally will not apply to the acquisition of shares of capital stock by an underwriter that participates in a public offering or private placement of such shares.  In addition, our board of directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel and upon such other conditions as our charter or board of directors may direct, may exempt a person (prospectively or retroactively) from the ownership limit or establish or increase an excepted holder limit for such person.  Subject to certain conditions, our board of directors may also increase the ownership limit for one or more persons and decrease the ownership limit for all other persons.

The restrictions on ownership and transfer described above will continue to apply until our board of directors determines that it is no longer in the best interests of our company to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required for REIT qualification.

Our charter provides that the ownership and transfer restrictions described above shall not preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system over which shares may be traded from time to time.  The fact that the settlement of any transaction occurs shall not negate the effect of any other provision in the charter providing for ownership limits or restrictions and any transferee in such a transaction shall be subject to all of such other provisions.

The ownership limits and restrictions in our charter could discourage, delay or prevent a takeover, change of control or other transaction in which holders of some or a majority of our outstanding common stock might have received a premium for their shares over the then-prevailing market price of such shares.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

The following description contains general terms and provisions of stock purchase contracts to which any prospectus supplement may relate.  The particular terms of the stock purchase contracts offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the stock purchase contracts so offered will be described in the prospectus supplement relating to such stock purchase contracts.  For more information, please refer to the provisions of the stock purchase contract, a form of which we will file with the SEC at or prior to the time of the sale of the stock purchase contracts.  For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We may issue stock purchase contracts, which are contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of shares of our common stock or preferred stock at a future date or dates.  The price per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts.  We may issue stock purchase contracts in such amounts and in as many distinct series as we wish.

The prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•

whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock or preferred stock and the nature and amount of common stock or preferred stock, or the method of determining that amount;

•	whether the stock purchase contracts are to be prepaid or not;
•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;
•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts; and
•	whether the stock purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any stock purchase contracts.  The preceding description and any description of stock purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such stock purchase contracts.

DESCRIPTION OF DEPOSITARY SHARES

The following description contains general terms and provisions of depositary shares to which any prospectus supplement may relate.  The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the depositary shares so offered will be described in the prospectus supplement relating to such depositary shares.  For more information, please refer to the provisions of the deposit agreement, a form of which we will file with the SEC at or prior to the time of the sale of the depositary shares.  For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement.  Shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts.  Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement.  Immediately following the issuance and delivery of the preferred stock by us to a depositary, we will cause such depositary to issue, on our behalf, the depositary receipts.  Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.  The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into other securities.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the applicable depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts.  Holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred stock will not thereafter be entitled to receive depositary shares therefor.  If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing preferred stock so redeemed, provided we shall have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption.  The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred stock.  If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our declaration of trust.  See “Description of Capital Stock-Restrictions on Ownership and Transfer.”

From and after the date fixed for redemption, all dividends in respect of the preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the depositary.

Voting of the Shares of Preferred Stock

Upon receipt of notice of any meeting at which the holders of the class or series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares that represent such preferred stock.  Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s depositary shares.  The depositary will vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the depositary in order to enable the depositary to do so.  The depositary will abstain from voting the amount of preferred stock represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares.  The depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Shares of Preferred Stock

The depositary shares, as such, are not convertible into common stock or any of our other securities or property.  Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the depositary with written instructions to the depositary to instruct us to cause conversion of the shares of preferred stock represented by the depositary shares evidenced by such depositary receipts into whole shares of common stock, and we agree that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion.  If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted.  No fractional shares of common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary.  However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding.  No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented thereby, except in order to comply with law.  Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the depositary with respect to such depositary receipts.  We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange.  In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (iii) each related preferred stock shall have been converted into our securities not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement.  In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement.  However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary.  A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.

Miscellaneous

The depositary will forward to holders of depositary receipts any notices, reports and communications from us which are received by the depositary with respect to the related preferred stock.

Neither the depositary nor us will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement.  The obligations of us and the depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred stock represented thereby unless satisfactory indemnity is furnished.  We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

The following description contains general terms and provisions of warrants to which any prospectus supplement may relate.  The particular terms of the warrants offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the warrants so offered will be described in the prospectus supplement relating to such warrants.  For more information, please refer to the provisions of the warrant agreement and warrant, forms of which we will file with the SEC at or prior to the time of the sale of the warrants.  For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We may offer by means of this prospectus warrants for the purchase of our common stock, preferred stock or depositary shares representing preferred stock.  We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein or the applicable prospectus supplement.  The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title and issuer of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currencies in which the price or prices of such warrants may be payable;
•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;
•	the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;
•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	the minimum or maximum amount of such warrants which may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	a discussion of material U.S. federal income tax considerations; and
•	any other material terms of such warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

The following description contains general terms and provisions of rights to which any prospectus supplement may relate.  The particular terms of the rights offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the rights so offered will be described in the prospectus supplement relating to such rights.  For more information, please refer to the provisions of the rights agreement and rights certificate, forms of which we will file with the SEC at or prior to the time of the sale of the rights.  For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We may issue stockholder rights (rights of our stockholders to purchase shares of common stock or other securities).  Rights may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities.  Each series of rights will be issued under a separate rights agreement, each, a rights agreement, to be entered into between us and a bank or trust company, as rights agent, or the rights agent, specified in the applicable prospectus supplement relating to that particular issue of rights.  The rights agent will act solely as our agent in connection with the rights of any series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of rights.  The foregoing sets forth certain general terms and provisions of the rights offered hereby.  Further terms of any series of rights and the applicable rights agreement will be set forth in the applicable prospectus supplement we will file relating to that series and, with respect to the applicable rights agreements, will be incorporated by reference as an exhibit to the registration statement of which this prospectus is a part at or before the issuance of such series of rights.

The applicable prospectus supplement will describe the terms of the rights to be issued including, where applicable, the following:

•	the date for determining the stockholders entitled to rights issued in the offering;
•	the aggregate number of shares of common stock or other securities purchasable upon exercise of such rights and the exercise price;
•	the aggregate number of rights being issued;
•	the date, if any, on and after which such rights may be separately transferrable;
•	the date on which the right to exercise such rights will commence and the date on which such rights will expire;

•	the minimum or maximum number of such rights which may be exercised at any one time;
•	a discussion of material U.S. federal income tax considerations; and
•	any other material terms of such rights, including the terms, procedures, and limitations relating to distribution, exchange and exercise of such rights.

The exercise price for any series of rights will be payable in United States dollars only and will be in registered form only.

DESCRIPTION OF UNITS

The following description contains general terms and provisions of units to which any prospectus supplement may relate.  The particular terms of the units offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the units so offered will be described in the prospectus supplement relating to such units.  For more information, please refer to the provisions of the unit agreement and unit certificate, forms of which we will file with the SEC at or prior to the time of the sale of the units.  For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We may issue units from time to time in such amounts and in as many distinct series as we determine.  We will issue each series of units under a unit agreement to be entered into between us and a unit agent to be designated in the applicable prospectus supplement.  When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement.

We may issue units consisting of any combination of two or more securities described in this prospectus.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  These units may be issuable as, and for a specified period of time may be transferable as, a single security only, rather than as the separate constituent securities comprising such units.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

•	the title of any series of units;
•	the designation and terms of the units and of the securities comprising the units;
•

the aggregate number of, and the price at which we will issue, the units and any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	whether the units will be issued in fully registered or global form;
•	a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;
•	a discussion of material U.S. federal income tax considerations;
•	whether the units will be listed on any securities exchange; and

•	any other material terms of the units and their constituent securities.

MATERIAL PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following is a summary of certain provisions of Maryland law and of our charter and bylaws.  While we believe that the following description covers the material aspects of these provisions, the description may not contain all of the information that is important to you.  We encourage you to read carefully this entire prospectus, our charter and bylaws and the relevant provisions of Maryland law, for a more complete understanding of these provisions.  Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part and the following summary, to the extent it relates to those documents, is qualified in its entirety by reference thereto.  See “Where You Can Find Additional Information.”

Stockholders’ Meetings

Our bylaws provide that an annual meeting of the stockholders will be held on a date, time and place determined by (i) the board of directors, (ii) a duly authorized committee of the board of directors, or (iii) the chairman, if delegated that authority by the board of directors.  The purpose of each annual meeting of the stockholders is to elect directors and to transact any other proper business.

The chairman or the board of directors may call a special meeting of the stockholders.  Subject to compliance with certain procedures set forth in our bylaws, the secretary must call a special meeting to act on any matter that may properly be considered at a meeting of stockholders when stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on such matter make a written request for the meeting.  In general, the presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting will constitute a quorum.  Generally, a majority of the votes cast at a duly called meeting of stockholders at which a quorum is present is sufficient to approve any matter unless our charter or the MGCL require otherwise.

Board of Directors

Our business and affairs will be managed under the direction of our board of directors.  Our charter and bylaws provide that the number of directors may not be less than the minimum number required by the MGCL and our bylaws provide that the number of directors may not be more than 15.  Except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, any vacancy on the board of directors may be filled only by a majority of the remaining directors, whether or not the remaining directors constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualified.  Any director may resign at any time by delivering notice to the board of directors, the chairman of the board or the secretary.  Further, any director or the entire board may be removed but only for cause by the affirmative vote of stockholders entitled to cast not less than a majority of the votes entitled to be cast generally in the election of directors, subject to the preferential rights of any preferred stock.  A plurality of all the votes cast at a duly called meeting of stockholders at which a quorum is present is sufficient to elect a director.

Amendment of the Organizational Documents

Our charter may be amended after a declaration by the board of directors that the amendment is advisable and, except for those amendments which are permitted under Maryland law to be made without stockholder approval, approval by the affirmative vote of holders of a majority of all votes entitled to be cast on the matter.  Our board of directors has the power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.  In addition, our stockholders have the power to adopt, alter or repeal any provision of our bylaws and to make new bylaws by the affirmative vote of a majority of all the votes entitled to be cast on the matter at a meeting of stockholders duly called and at which a quorum is present.

Dissolution

We may be dissolved after a declaration by a majority of the entire board of directors that dissolution is advisable and the approval by stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to our annual meeting of stockholders, the proposal of other business to be considered by stockholders may be made only:

•	pursuant to our notice of the meeting;
•	by or at the direction of our board of directors; or
•

by any stockholder who was a stockholder of record both at the time of giving notice of such annual meeting and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

Our bylaws also provide that stockholders may nominate candidates for election as directors at any annual or special meeting of stockholders, provided that such stockholder has complied with the advance notice procedures set forth in our bylaws.  In the case of a special meeting of stockholders, nominations of candidates for election of directors may only be made:

•	if the election of directors is a matter specified in the notice of meeting given by or at the direction of our board of directors; or
•

by any stockholder who was a stockholder of record both at the time of giving notice of such special meeting and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder.  These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities.  An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or
•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder.  However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between a Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholders with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for his or her shares.  Maryland law also permits various exemptions from these provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.  Pursuant to the statute, our board of directors has by resolution exempted business combinations between us and any other person from these provisions of the MGCL, provided that the business combination is first approved by our board of directors and, consequently, the five year prohibition and the supermajority vote requirements will not apply to such business combinations.  As a result, we will be able to enter into any business combinations which are first approved by our board of directors, including business combinations that may not be in the best interests of our stockholders, without compliance by us with the supermajority vote requirements and other provisions of the statute.  This resolution, however, may be altered or repealed in whole or in part at any time.  If this resolution is repealed, or our board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to such shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter.  Shares owned by the acquirer, by officers or by employees who are directors of the corporation are excluded from the vote on whether to accord voting rights to the control shares.  Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more of all voting power.

Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation.  A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.  A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares.  The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting.  If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights for control shares are not approved at the meeting or if the acquiring person does not deliver a statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved.  The right of the corporation to redeem control shares is subject to certain conditions and limitations.  Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved.  If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, unless the corporation’s charter or bylaws provide otherwise.  The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction, or (b) acquisitions approved or exempted by our charter or bylaws.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of shares of our stock by any person.  We can offer no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits the board of directors of a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following provisions:

•	a classified board;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of the directors;
•

a requirement that a vacancy on the board be filled only by the remaining directors and (if the board is classified) for the remainder of the full term of the directorship in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder requested special meeting of stockholders.

We have elected that, except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred.  Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships and require, unless the meeting is called by our chairman of the board, our chief executive officer, our president or our board of directors, the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders in order to call a special meeting of stockholders to act on such matter.

The following is a summary of the agreement of limited partnership of Independence Realty Operating Partnership, LP, our Operating Partnership.  This summary and the descriptions of our Operating Partnership agreement provisions included elsewhere or incorporated by reference in this prospectus are qualified by such agreement itself, which is filed as an exhibit to our registration statement, of which this prospectus is a part.  See “Where You Can Find Additional Information.”

Management of our Operating Partnership

The Operating Partnership is organized as a Delaware limited partnership pursuant to the terms of the operating partnership agreement.  We are the general partner of, and expect to conduct substantially all of our business through, our Operating Partnership.  Pursuant to the operating partnership agreement we, as the general partner, will have full, exclusive and complete responsibility and discretion in the management and control of the partnership, including the ability to enter into major transactions, such as acquisitions, dispositions and refinancing’s, and to cause changes in our Operating Partnership’s business and distribution policies.  Further, we may, without the consent of the limited partners:

•

file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the Operating Partnership’s debts under Title 11 of the United States Bankruptcy Code, or any other federal or state insolvency law, or corresponding provisions of future laws, or file an answer consenting to or acquiescing in any such petition; or

•	cause our Operating Partnership to make an assignment for the benefit of its creditors or admit in writing its inability to pay its debts as they mature.

The limited partners, in their capacities as such, will have no authority to transact business for, or participate in the management or decisions of, our Operating Partnership, except as provided in the operating partnership agreement and as required by applicable law.  Further, the limited partners have no right to remove us as the general partner.

Conducting our operations through our Operating Partnership allows the sellers of properties to contribute their property interests to our Operating Partnership in exchange for common units in our Operating Partnership rather than for cash or our common stock.  This enables the seller to defer some or all of the potential taxable gain on the transfer.  From the seller’s perspective, there are also differences between the ownership of common stock and partnership units, some of which may be material because they impact the business organization form, distribution rights, voting rights, transferability of equity interests received and U.S. federal income taxation.  Our Operating Partnership and each limited partner will file separate tax returns.

Description of Partnership Units

Partnership interests in our Operating Partnership are divided into “units.” Our Operating Partnership has two classes of units: general partnership units and common units in our Operating Partnership.  General partnership units represent an interest as a general partner in our Operating Partnership and we, as general partner, will hold all such units.  In return for our initial capital contribution of $200,000, our Operating Partnership issued to us 20,000 general partnership units.

Common units in our Operating Partnership represent an interest as a limited partner in our Operating Partnership.  Our Operating Partnership may issue additional units and classes of units with rights different from, and superior to, those of general partnership units and/or other common units in our Operating Partnership, without the consent of the limited partners.  Holders of common units in our Operating Partnership do not have any preemptive rights with respect to the issuance of additional units.  As of the date of this prospectus, the only limited partnership units outstanding are common units.

For each common unit received, investors generally will be required to contribute money or property, with a net equity value determined by the general partner.  Holders of limited partnership units will not be obligated to make additional capital contributions to our Operating Partnership.  Further, such holders will not have the right to make additional capital contributions to our Operating Partnership or to purchase additional limited partnership units without our consent as general partner.

Limited partners do not have the right to participate in the management of our Operating Partnership.  Limited partners who do not participate in the management of our Operating Partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of our Operating Partnership beyond the amount of their capital contributions.  We, however, as the general partner of our Operating Partnership, are liable for any unpaid debts and liabilities.  The voting rights of the limited partners are generally limited to approval of specific types of amendments to our operating partnership agreement.  See “- Management of our Operating Partnership,” above.

In general, each common unit will share equally in distributions from our Operating Partnership when such distributions are declared by us, the general partner, which decision will be made in our sole discretion.  Upon our Operating Partnership’s liquidation, common units will also share equally in the assets of our Operating Partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of limited partnership preferred units.  In addition, a portion of the items of income, gain, loss and deduction of our Operating Partnership for U.S. federal income tax purposes will be allocated to each common unit, regardless of whether any distributions are made by our Operating Partnership.  See “Material U.S.

Federal Income Tax Considerations-Tax Aspects of Investments in Partnerships,” incorporated by reference to Exhibit 99.1 of our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2020 for a description of the manner in which income, gain, loss and deductions are allocated under the operating partnership agreement.  As general partner, we may amend the allocation and distribution sections of the operating partnership agreement to reflect the issuance of additional units and classes of units without the consent of the limited partners.

Under certain circumstances, holders of limited partnership units may be restricted from transferring their interests without the consent of the general partner.  See “- Transferability of Interests” below, for a discussion of certain restrictions imposed by the operating partnership agreement on such transfers.  After owning a common unit for one year, common unit holders generally may, subject to certain restrictions, exchange limited partnership units for cash or, at our option, shares of common stock.  See “- Limited Partner Exchange Rights,” below, for a description of these rights and the amount and types of consideration a limited partner is entitled to receive upon exercise of such rights.  These exchange rights are accelerated in the case of some extraordinary transactions.  See “- Extraordinary Transactions,” below, for an explanation of the exchange rights under such circumstances.

Amendments

As general partner, we may also amend the operating partnership agreement without the consent of the limited partners.  However, the following amendments will require the unanimous written consent of the affected limited partners or the consent of limited partners holding more than 50% of the voting power in our Operating Partnership:

•	any amendment that alters or changes the distribution rights of limited partners, subject to the exceptions discussed below under the “Distributions” portion of this section;
•	any amendment that alters or changes the limited partner’s exchange rights;
•	any amendment that imposes on limited partners any obligation to make additional capital contributions; or
•	any amendment that alters the terms of the operating partnership agreement regarding the rights of the limited partners with respect to extraordinary transactions.

Indemnification

To the extent permitted by law, the operating partnership agreement provides for indemnification of us when acting in our capacity as general partner.  It also provides for indemnification of directors, officers and other persons who we may designate under the same conditions, and subject to the same restrictions, applicable to the indemnification of officers, directors, employees and stockholders under our charter.

Transferability of Interests

Under the operating partnership agreement, we may not withdraw from the partnership or transfer or assign all of our general partnership interest without the consent of holders of two-thirds of the limited partnership units, except in connection with the sale of all or substantially all of our assets.  Under certain circumstances and with the prior written consent of the general partner and satisfaction of other conditions set forth in the operating partnership agreement, holders of limited partnership units may withdraw from the partnership and transfer and/or encumber all or any part of their units.

In addition, limited partnership units are not registered under the federal or state securities laws.  As a result, the ability of a holder to transfer its units may be restricted under such laws.

Extraordinary Transactions

The operating partnership agreement generally permits us and/or our Operating Partnership to engage in any authorized business combination without the consent of the limited partners.  A business combination is any merger, consolidation or other combination with or into another entity, or the sale of all or substantially all of the assets of any entity, or any liquidation, reclassification, recapitalization or change in the terms of the equity stock into which a unit may be converted or for which a unit may be exchanged.  We are required to send to each common unit holder notice of a proposed business combination at least 15 days prior to the record date for our stockholder vote on the combination.  In the case of a proposed combination, each holder of a common unit in our Operating Partnership shall have the right to exercise its exchange right prior to the stockholder vote on the transaction.  Upon the limited partner’s exercise of the exchange right in the case of a business combination, the partnership units will be exchanged into cash or, at our option, shares of common stock in us.  However, we cannot pay a common unit holder in shares of our common stock if the issuance of shares to such holder would:

•

be prohibited under our charter; for example, if the issuance would (i) violate the 9.8% ownership limit or (ii) result in our being “closely held” within the meaning of Section 856(h) of the Code.  See “Description of Stock-Restrictions on Ownership and Transfer”;

•	cause us to no longer otherwise qualify, or create a material risk that we may no longer otherwise qualify, as a REIT in the opinion of our counsel; or
•	cause the acquisition of shares by the limited partner to be integrated with any other distribution of shares for purposes of complying with the registration provisions of the Securities Act.

Any limited partnership unit holders who timely exchange their units prior to the record date for the stockholder vote on a business combination shall be entitled to vote their shares in any stockholder vote on the business combination.  Holders of limited partnership units who exchange their units after the record date may not vote their shares in any stockholder vote on the proposed business combination.  The right of the common unit holders to exercise their right to exchange without regard to whether they have held the units for more than a year shall terminate upon the earlier of (i) the disapproval of the business combination by our board of directors, (ii) the disapproval of the business combination by stockholders, (iii) the abandonment of the business combination by any of the parties to it, or (iv) the business combination’s effective date.

Issuance of Additional Units

As general partner of our Operating Partnership, we can, without the consent of the limited partners, cause our Operating Partnership to issue additional units representing general and/or limited partner interests.  A new issuance may include preferred units, which may have rights which are different than, and/or superior to, those of general partnership units and limited partnership units.  Furthermore, the operating partnership agreement requires the issuance of additional common units corresponding with any issuance of stock by us pursuant to any distribution reinvestment program we may adopt in the future or as a result of distributing stock in order to meet our annual distribution requirement to maintain our qualification as a REIT.

Capital Contributions

The operating partnership agreement provides that, if our Operating Partnership requires additional funds at any time, or from time to time, in excess of funds available to it from prior borrowings or capital contributions, we, as general partner, have the right to raise additional funds required by our Operating Partnership by causing it to borrow the necessary funds from third parties on such terms and conditions as we deem appropriate.  As an alternative to borrowing funds required by our Operating Partnership, we may contribute the amount of such required funds as an additional capital contribution.  The operating partnership agreement also provides that we must contribute cash or other property received as consideration for the issuance of capital stock to our Operating Partnership in exchange for units.  Upon the contribution of cash or other property received in exchange for the issuance of shares of common stock, we will receive one general partnership common unit for each share issued by us.  Upon the contribution of the cash or other property received in exchange for the issuance of each share of capital stock other than common stock, we will receive one unit with rights and preferences respecting distributions corresponding to the rights and preferences of the capital stock that we issued.  If we contribute additional capital to our Operating Partnership, our partnership interest will be increased on a proportionate basis.  Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis in the event we contribute any additional capital.

Distributions

Distributions from the partnership are made at the times and in the amounts determined by us, as the general partner.  Under the operating partnership agreement, preferred units, if any, may entitle their holders to distributions prior to the payment of distributions for the other units.  The agreement further provides that remaining amounts available for distribution after distributions for preferred units, if any, will be distributed at the times and in the amounts we determine as the general partner in our sole discretion, pro rata, to the holders of the general partnership units and the limited partnership units, in accordance with the number of units that they hold.  We will also distribute the remaining amounts to the holders of preferred units, if any, which are entitled to share in the net profits of our Operating Partnership beyond, or in lieu of, the receipt of any preferred return.  The operating partnership agreement also provides that, as general partner, we have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units.

The operating partnership agreement provides that cash available for distribution will be distributed to the partners based on their percentage interests.

Liquidation

Upon the liquidation of our Operating Partnership, after payment of debts and obligations, any remaining assets of the partnership will be distributed to partners pro rata in accordance with their positive capital accounts.

Allocations

The operating partnership agreement provides that net income, net loss and any other individual items of income, gain, loss or deduction of our Operating Partnership shall be allocated among the partners in such a manner that the capital account of each partner, immediately after making such allocation, is, as nearly as possible, equal proportionately to the distributions that would be made to such partner if our Operating Partnership were dissolved, its affairs wound up and its assets were sold for cash, all Operating Partnership liabilities were satisfied, and the net assets of our Operating Partnership were distributed to the partners immediately after making such allocation.

Operations

The operating partnership agreement requires that the partnership be operated in a manner that will:

•	satisfy the requirements for our qualification as a REIT;
•	avoid any U.S. federal income or excise tax liability, unless we otherwise cease to qualify as a REIT; and
•	ensure that our Operating Partnership will not be classified as a publicly traded partnership under the Code.

Pursuant to the operating partnership agreement, our Operating Partnership will assume and pay when due, or reimburse us for, payment of all administrative and operating costs and expenses incurred by our Operating Partnership and the administrative costs and expenses that we incur on behalf, or for the benefit, of our Operating Partnership.

Limited Partner Exchange Rights

Each holder of a common unit will have the right, commencing one year from the issuance of the common units (except in connection with a business combination), to cause our Operating Partnership to exchange their units for cash equal to the value of an equivalent number of our shares of common stock or, at our option, by issuing one share of our common stock for each unit exchanged.  We will make the decision whether to exercise our right to exchange common units for shares of our common stock on a case by case basis at our sole and absolute discretion.  The limited partnership units exchanged for cash or common stock will augment our ownership percentage in our Operating Partnership.

See “- Extraordinary Transactions,” above, for a description of exchange rights in connection with mergers and other major transactions.  However, we cannot exchange common units for shares of our common stock if the issuance of shares to such holder would:

•

be prohibited under our charter; for example, if the issuance would (i) violate the 9.8% ownership limit or (ii) result in our being “closely held” within the meaning of Section 856(h) of the Code.  See “Description of Stock-Restrictions on Ownership and Transfer”;

•	cause us to no longer otherwise qualify, or create a material risk that we may no longer otherwise qualify, as a REIT in the opinion of our counsel; or
•	cause the acquisition of shares by the limited partner to be integrated with any other distribution of shares for purposes of complying with the registration provisions of the Securities Act.

Any shares of common stock issued to the limited partners upon exchange of their common units may be sold only pursuant to an effective registration statement under the Securities Act or an exemption from, or exception to, registration requirements.  We expect to grant holders of partnership interests registration rights for such shares of common stock.  The cash necessary to exchange common units will come from any funds legally available to us or our Operating Partnership.  However, specific funds will not be specially set aside for such purposes, nor will an accounting reserve be established for it.  As general partner, we will have the right to grant similar exchange rights to holders of other classes of units, if any, in our Operating Partnership, and to holders of equity interests in the entities that own our properties.

Exercise of exchange rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to exchange its units into common stock to the extent that the amount realized exceeds the limited partner’s adjusted basis in the units exchanged.  See “Material U.S.  Federal Income Tax Considerations-Tax Aspects of Investments in Partnerships” incorporated by reference to Exhibit 99.1 of our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2020.

Tax Matters

Pursuant to the operating partnership agreement, we will be the tax matters partner of our Operating Partnership, and as such, will have authority to make tax decisions under the Code on behalf of our Operating Partnership.  Tax income and loss will generally be allocated in a manner that reflects the entitlement of the general partner and the limited partners to receive distributions from our Operating Partnership.  For a description of other tax consequences stemming from our investment in our Operating Partnership, see “Material U.S.  Federal Income Tax Considerations-Tax Aspects of Investments in Partnerships” incorporated by reference to Exhibit 99.1 of our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2020.

Duties and Conflicts

Subject to restrictions relating to contracts with our Operating Partnership, us as general partner or our affiliates, any limited partner may engage in other business activities outside our Operating Partnership, including business activities that directly compete with our Operating Partnership.

Term

Our Operating Partnership will continue in full force and effect until December 31, 2099 or until sooner dissolved and terminated upon (i) our dissolution, bankruptcy, insolvency or termination, (ii) the sale or other disposition of all or substantially all of the assets of our Operating Partnership unless we, as general partner, elect to continue the business of our Operating Partnership to collect the indebtedness or other consideration to be received in exchange for the assets of our Operating Partnership, or (iii) by operation of law.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

A summary of certain U.S. federal income tax considerations to you as a prospective holder of our securities is set forth in Exhibit 99.1 to our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2020, and incorporated by reference in this prospectus.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in an accompanying prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Securities Act and Exchange Act that are incorporated by reference into this prospectus.

BOOK-ENTRY SECURITIES

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued.  If securities are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities.  The Depository Trust Company is expected to serve as depository.  Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor.  Global securities may be issued in either registered or bearer form and in either temporary or permanent form.  The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us.  Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants.  Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants).  The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form.  Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities.  Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities.  None of us, our officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee.  We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities.  In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION

Sales by Us

We may sell the securities offered by this prospectus from time to time in one or more transactions in any of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;
•	to investors through agents;
•	directly to agents;
•	to or through brokers or dealers;
•	to the public through underwriting syndicates led by one or more managing underwriters;
•	to one or more underwriters acting alone for resale to investors or to the public;
•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;
•	through forward or other derivative transactions relating to the securities being registered hereunder; and
•	through a combination of any such methods of sale.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis.  We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable.  In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions.  Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Discounts, concessions and commissions may be changed from time to time.  Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•	describe the terms of the offering;
•	identify any such underwriter, dealer or agent;
•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;
•	describe the purchase price or the public offering price of the securities;
•	identify the amounts underwritten; and
•	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the NYSE.  Any common stock sold pursuant to a prospectus supplement will be listed on NYSE, subject to official notice of issuance.  We may elect to list any series of preferred stock on an exchange, but we are not obligated to do so.  It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may offer the securities into an existing trading market on the terms described in a prospectus supplement relating thereto.  Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities.  If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities.  As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities.  Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment.  If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering.  This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.  The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities.  In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement.  Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement.  Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval.  The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts.  The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers.  In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

Sales by Selling Security Holders

The selling security holders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.  Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling security holders (including but not limited to persons who receive securities from a named selling security holder as a gift, partnership distribution or other nonsale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling security holders” in this prospectus.  The selling security holders may sell the securities by one or more of the following methods, without limitation:

•

block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;
•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;
•	ordinary brokerage transactions and transactions in which the broker solicits purchases;
•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;
•	privately negotiated transactions, directly or through agents;
•	short sales;
•	through the writing of options on the securities, whether or the options are listed on an options exchange;
•	through the distribution of the securities by any security holders to its partners, members or stockholders;
•	one or more underwritten offerings;
•	agreements between a broker or dealer and any security holder to sell a specified number of the securities at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The selling security holders may also transfer the securities by gift.

The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities.  These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder.  Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per share.  If the broker-dealer is unable to sell securities acting as agent for a selling security holder, it may purchase as principal any unsold securities at the stipulated price.  Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions.  Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them.  The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders.  The number of a selling security holder’s securities offered under this prospectus will decrease as and when it takes such actions.  The plan of distribution for that selling security holder’s securities will otherwise remain unchanged.  In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the securities by those broker-dealers.  A selling security holder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.  A selling security holder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling security holders and any other person.  The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates.  Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution.  These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We may agree to indemnify the selling security holders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities.  The selling security holders may agree to indemnify us, the other selling security holders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by the selling security holders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws.  In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities.  The selling security holders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.

We will not receive any proceeds from sales of any securities by the selling security holders.

We cannot assure you that the selling security holders will sell all or any portion of the securities offered.

We will supply the selling security holders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus.  To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling security holder, we will file a prospectus supplement setting forth:

•	the aggregate number of securities to be sold;
•	the purchase price;
•	the public offering price;
•	if applicable, the names of any underwriter, agent or broker-dealer; and
•

any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

If a selling security holder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction.  If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

LEGAL MATTERS

Certain legal matters with respect to the securities to be offered by us by means of this prospectus will be passed upon for us by Pepper Hamilton LLP.  The description of the federal income tax consequences appearing in this prospectus is based on the opinion of Pepper Hamilton LLP.

EXPERTS

The consolidated financial statements of Independence Realty Trust, Inc. and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public on the SEC internet site at http://www.sec.gov.  Unless specifically listed under “Incorporation by Reference” below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby.  This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC.  For further information with respect to us and our Operating Partnership and the securities offered hereby, reference is also made to such registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Certain information about us and our subsidiaries is “incorporated by reference” to reports and exhibits we file with the SEC that are not included in this prospectus.  We disclose important information to you by referring you to these documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.  We incorporate by reference the documents listed below that we have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2019;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;
•	our Current Reports on Form 8-K filed with the SEC on February 19, 2020, February 24, 2020, and May 13, 2020;
•

our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 25, 2020 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019); and

•	The description of our shares of common stock contained in our Registration Statement on Form 8-A dated August 5, 2013.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of this registration statement and on or after the date of this prospectus and prior to the termination of the offering made pursuant to this prospectus are also incorporated herein by reference and will automatically update and supersede information contained or incorporated by reference in this prospectus.  Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to Form 8-K).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Independence Realty Trust, Inc.
Attention: James J. Sebra
1835 Market Street, Suite 2601,
Philadelphia, PA 19103
(267) 270-4800

You should rely only on the information incorporated by reference or provided in this prospectus, any supplement to this prospectus or any other offering materials we may use.  We have not authorized any person to provide information other than that provided in this prospectus, any supplement to this prospectus or any other offering materials we may use.  You should assume that the information in this prospectus, any prospectus supplement and any other offering materials we may use is accurate only as of the date on its cover page and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

The statements that we make in this prospectus or in any document incorporated by reference in this prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus forms a part, or as an exhibit to the documents incorporated by reference.  You can obtain copies of these documents from the SEC or from us, as described above.

14,000,000 Shares

Independence Realty Trust, Inc.

Common Stock

PROSPECTUS

Joint Book-Running Managers

Barclays	BMO Capital Markets	Citigroup
KeyBanc Capital Markets	Baird	BofA Securities
Capital One Securities	Jefferies	Truist Securities

Co-Managers
Regions Securities LLC	Comerica Securities	Ramirez & Co., Inc.	Compass Point
Ladenburg Thalmann	Bancroft Capital

July 27, 2021